Exhibit 99.4

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

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IN RE MONSTER WORLDWIDE, INC.	:	Index No. 06- 108700
DERIVATIVE LITIGATION	:
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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

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IN RE MONSTER WORLDWIDE, INC.	:	INDEX NO. 1:06- CV- 04622 (NRB)
STOCK OPTION DERIVATIVE	:
LITIGATION	:
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STIPULATION AND AGREEMENT OF

SETTLEMENT OF DERIVATIVE LITIGATION

This Stipulation and Agreement of Settlement of Derivative Litigation, dated May 7, 2008 (the “Settlement Agreement”), is submitted pursuant to Section 626(d) of the New York Business Corporation Law and Federal Rule of Civil Procedure 23.1.  Subject to approval of the State Court and the Federal Court, this Settlement Agreement is entered into among lead plaintiffs Louisiana Municipal Police Employees’ Retirement System and Retirement Board of Allegheny County (“State Lead Plaintiffs”), lead plaintiffs Ruthy Parnes, City of Philadelphia Board of Pensions and Retirement, and National Roofing Industry Pension Plan (“Federal Lead Plaintiffs” and together with State Lead Plaintiffs, “Lead Plaintiffs”), Monster Worldwide, Inc. (“Monster” or the “Company”), the Special Litigation Committee formed by the Monster Board of Directors (the “Monster SLC”), and defendants Brad Baker, Paul Camara, Thomas Collison, Peter Dolphin, George Eisele, Brian

Farrey, John Gaulding, David Hosokawa, Michael Kaufman, Ronald Kramer, John McLaughlin, Andrew J. McKelvey, Robert O’Connell, Myron Olesnyckyj, Steve Pogorzelski, Chris Power, Michael Sileck, David Stein, John Swann, and Jeffrey Taylor (collectively, the “Settling Defendants”), by and through their respective counsel.

WHEREAS, by order dated September 15, 2006, three shareholder derivative actions filed in the Supreme Court of the State of New York in New York County—Currie v. Camara, et al., 06- 108700, Ret. Bd. of Allegheny County v. Camara, et al., 06- 602205 and Louisiana Mun. Police Employees’ Ret. Sys. v. McKelvey, et al., 06- 602549—were consolidated and re- captioned In re Monster Worldwide, Inc. Derivative Litigation, 06- 108700 (the “State Action”).  The State Court appointed Louisiana Municipal Police Employees’ Retirement System and Retirement Board of Allegheny County as co- lead plaintiffs and designated the law firms of Bernstein Litowitz Berger & Grossmann LLP and Schiffrin Barroway Topaz & Kessler, LLP as co- lead counsel for the Lead Plaintiffs (“State Lead Plaintiffs’ Counsel”).

WHEREAS, by order dated October 20, 2006, three shareholder derivative actions filed in the U.S. District Court for the Southern District of New York—Parnes, et al. v. McKelvey, et al., 06- cv- 04622, Philadelphia Bd. of Pensions and Ret. v. McKelvey, et al., 06- cv- 05763 and Nat’l Roofing Indus. Pension Plan v. McKelvey, et al., 06- cv- 06093—were consolidated and re- captioned In re Monster Worldwide, Inc. Stock Option Derivative Litigation, 06- cv- 04622 (the “Federal Action”).  The Federal Court appointed Ruthy Parnes, City of Philadelphia Board of Pensions and Retirement, and National Roofing Industry Pension Plan as co- lead plaintiffs and also appointed Wolf Haldenstein Adler Freeman & Herz LLP, Barrack, Rodos & Bacine, and Coughlin Stoia Geller Rudman & Robbins LLP as

co- lead counsel for the Lead Plaintiffs (“Federal Lead Plaintiffs’ Counsel” and together with State Lead Plaintiffs’ Counsel, “Lead Plaintiffs’ Counsel”).

WHEREAS, on November 21, 2006, the Monster Board of Directors formed the Monster SLC.  The Monster SLC is comprised of independent directors and is authorized to determine whether and against whom the Company should pursue claims based on conduct arising from or relating to, among other things, the granting of options, the allegations in the State Action and the Federal Action.  In order to carry out its mandate, the Monster SLC was authorized to take all actions necessary to assess the Company’s claims.

WHEREAS, on December 1, 2006, an Amended and Consolidated Verified Shareholder Derivative Complaint (the “State Complaint”) was filed in the State Action, which alleges claims against certain Monster directors, officers and employees, including the Settling Defendants, for granting, obtaining, approving, and/or involvement in the issuance of backdated stock options.  The State Complaint asserts claims for an accounting, breach of fiduciary duties, aiding and abetting a breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and rescission.

WHEREAS, on December 21, 2006, a Consolidated and Amended Verified Derivative Action Complaint (the “Federal Complaint”) was filed in the Federal Action, which also alleges claims against certain Monster directors, officers and employees, including the Settling Defendants, for granting, obtaining, approving, and/or involvement in the issuance of backdated stock options.  The Federal Complaint also asserts claims for violations of Sections 14(a) and 10(b) of the Securities Exchange Act of 1934, an accounting, breach of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, rescission, and for a constructive trust.

WHEREAS, the Monster SLC has completed a comprehensive, independent investigation into the claims arising from or relating to allegations in the State Action and the Federal Action.  The Monster SLC investigation included:  (a) collecting and reviewing nearly two million pages of physical and electronic documents, (b) conducting interviews and reviewing interview memoranda of current and former Monster employees and their auditors and counsel, and (c) receiving proffers from counsel to individuals unavailable for interview.

WHEREAS, Lead Plaintiffs’ Counsel has conducted a comprehensive, independent investigation to assess:  (a) the independence and disinterestedness of the Monster SLC, (b) the thoroughness of the work of the Monster SLC, and (c) the merits of claims arising from or relating to allegations in the State Action and the Federal Action.  This work included a review of hundreds of thousands of pages of public and nonpublic documents concerning Monster’s options granting practices, including the stock option grants alleged in the State Action and Federal Action to have been misdated.

WHEREAS, based on their investigations the Monster SLC and Lead Plaintiffs believe that the settlement of the State Action and the Federal Action provided for herein (the “Settlement”) provides reasonable and fair compensation to the Company and is in the best interest of the Company.  In agreeing to the Settlement, the Monster SLC and Lead Plaintiffs have considered:  (a) the facts developed through their investigations and evaluation of the relevant law, (b) the attendant risks and uncertainty of litigation, as well as the burdens and delay inherent in such litigation, (c) Settling Defendants’ defenses, (d) the substantial cost to the Company of continuing litigation arising from or relating to allegations in the State Action and the Federal Action, and (e) the conclusion of the Monster SLC and

Lead Plaintiffs that, under the circumstances, the terms and conditions of the Settlement as set forth below are fair, reasonable, adequate, and in the best interests of the Company.

WHEREAS, the Monster SLC and Lead Plaintiffs have concluded that it is in the best interests for Monster to be realigned as the plaintiff to pursue claims against the remaining defendants, Stuart McKelvey and James Treacy, and, if appropriate, others.

WHEREAS, the Settling Defendants have vigorously denied, and continue to deny:  (a) any and all liability with respect to the State Action and the Federal Action, (b) that they engaged in any wrongdoing, (c) that they committed any violation of law, (d) that they breached any fiduciary duties, (e) that they acted improperly in any way, and (f) liability of any kind to the Company.(1)  The Settling Defendants have agreed to the Settlement to:  (a) avoid further expense; (b) dispose of potentially burdensome and protracted litigation; (c) finally put to rest all claims the Company may have arising from or relating to the State Action and the Federal Action; and (d) permit the Company and its officers and directors to pursue the Company’s business without collateral involvement in ongoing litigation.

WHEREAS, in light of these considerations, the Monster SLC, the Company at the direction of the Monster SLC, Lead Plaintiffs, and the Settling Defendants (collectively, the “Parties”), through their respective counsel, engaged in arm’s- length

(1)           Settling Defendant Myron Olesnyckyj does not join this sentence of the Settlement Agreement.  On the advice of counsel, Mr. Olesnyckyj asserts his right against self- incrimination contained in the Fifth Amendment to the Constitution of the United States and declines to make any representations regarding the allegations in the State Action or the Federal Action in this sentence or elsewhere in this Settlement Agreement.  Settling Defendant Andrew J. McKelvey joins this portion of the Settlement Agreement only to the extent that it is consistent with a Deferred Prosecution Agreement between him and the United States Attorney’s Office for the Southern District of New York dated January 23, 2008.

negotiations and have agreed to the Settlement, the terms of which are entirely set forth in this Settlement Agreement.

NOW, THEREFORE, it is hereby stipulated and agreed, by and among the Parties, through their respective attorneys, subject to approval of the State Court and the Federal Court, that all Claims, as defined below, shall be compromised, settled, released, and dismissed with prejudice, upon and subject to the terms and conditions of this Settlement Agreement, as follows:

DEFINITIONS

1.             As used herein, the following terms have the meanings specified below:

(a)           “Claims” means any and all claims (including for costs, expenses, and attorneys’ fees), demands, rights, indemnities, counter- claims, cross- claims, or causes of action that were asserted in the State Action and the Federal Action, or that could have been asserted, whether as claims, counter- claims, or cross- claims, whether such claims are known or unknown, which arise out of or are based upon or relate to the allegations, transactions, facts, matters or occurrences, representations, or omissions involved, set forth, or referred to in the State Complaint or in the Federal Complaint, or that relate to the prosecution of the State Action and the Federal Action, the Monster SLC, or actions taken by the Company at the direction of the Monster SLC, but does not include non- derivative claims asserted in In re Monster Worldwide, Inc. Securities Litigation, 07 CV 2237 (S.D.N.Y.) (JSR), any claims, counter- claims, cross- claims, or causes of action that were asserted in Taylor v. Monster Worldwide, Inc., No. 06- cv- 8322 (S.D.N.Y.) (AKH), or that could have been asserted based upon claims relating to the administration and management of the

Monster Worldwide, Inc. 401(k) Savings Plan, or any claims by Settling Defendants for advancement of legal fees, expenses, or indemnification as discussed in paragraph 8.

(b)           “Effective Date” means the first date by which all of the events and conditions specified in paragraph 24 of this Settlement Agreement have been met and have occurred.

(c)           “Federal Court” means the U.S. District Court for the Southern District of New York.

(d)           “Federal Lead Plaintiffs’ Counsel” means (i) Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, (ii) Barrack, Rodos & Bacine, 1350 Broadway, Suite 1001, New York, New York 10018, and (iii) Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1600, San Diego, California 92101.

(e)           “Final” means:  (i) the date of final affirmance on an appeal of the Judgment; (ii) the date of final dismissal of any appeal from the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the State Court’s Judgment approving this Settlement Agreement substantially in the form of Exhibit G attached hereto.  Any proceeding, order, or any appeal pertaining solely to an application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

(f)            “Hearing” means the settlement hearing before the State Court to consider the fairness of this Settlement Agreement.

(g)           “Judgment” means the Order and Judgment approving this Settlement Agreement to be rendered by the State Court, substantially in the form attached hereto as Exhibit G.

(h)           “McKelvey Terms” means the supplemental settlement terms applying only to Settling Defendant Andrew J. McKelvey that are attached hereto as Exhibit C.

(i)            “Monster’s Counsel” means Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112 (as of June 16, 2008:  1095 Avenue of the America, New York, New York 10036).

(j)            “Monster SLC’s Counsel” means Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

(k)           “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit D, preliminarily approving this Settlement Agreement and directing notice thereof to Monster shareholders.

(l)            “Settling Defendants’ Counsel” means (i) for Paul Camara, Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018; (ii) for Thomas Collison, Lankler Siffert & Wohl LLP, 500 Fifth Avenue, 33rd Floor, New York, New York 10110; (iii) for Brad Baker, Peter Dolphin, Brian Farrey, David Hosokawa, and Chris Power, Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue, 35th Floor, New York, New York 10022; (iv) for George Eisele, John Gaulding, Michael Kaufman, Ronald Kramer, and John Swann, Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019; (v) for John McLaughlin, Morvillo, Abramowitz, Grand, Iason, Anello & Bohrer, P.C., 565 Fifth Avenue, New York, New York 10017;

(vi) for Andrew J. McKelvey, Manatt Phelps & Phillips, LLP, 7 Times Square, New York, New York 10036; (vii) for Robert O’Connell, Kobre & Kim LLP, 800 Third Avenue, New York, New York 10022; (viii) for Myron Olesnyckyj, Morgan Lewis & Bockius LLP, 101 Park Avenue, 43rd Floor, New York, New York 10178; (ix) for Steven Pogorzelski, Heller Ehrman LLP, 7 Times Square, New York, New York 10036; (x) for Michael Sileck, Bracewell & Giuliani LLP, 1177 Avenue of the Americas, 19th Floor, New York, New York 10036; (xi) for David Stein, Jones Day, 222 East 41st Street, New York, New York 10017; and (xii) for Jeffrey Taylor, Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022.

(m)          “Stage I Recovery” means the recovery by the Company from the Settling Defendants as set forth on Exhibits B and C.  This includes the recovery from Settling Defendant Andrew J. McKelvey, constituting $8,000,000 plus the conversion of his shares of Class B Common Stock into shares of Class A Common Stock, plus the cancellation of Anthony Bonica’s options and restricted stock, and the recovery from three non- defendants:  Margaretta Noonan, Roxane Previty, and Nancy Rooney.

(n)           “Stage II Legal Claims” means all Claims on behalf of Monster against defendants Stuart McKelvey and James Treacy, as well as against any additional persons, other than the Settling Defendants, that the Monster SLC deems appropriate.

(o)           “State Court” means the Commercial Division of the New York State Supreme Court.

(p)           “State Lead Plaintiffs’ Counsel” means:  (i) Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019; and

(ii) Schiffrin Barroway Topaz & Kessler LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087.

SETTLEMENT TERMS

2.             The litigation efforts of the Company, the Monster SLC and its counsel, and Lead Plaintiffs and their counsel, were a material cause of each of the reforms and monetary recoveries agreed to herein.

3.             As a result of the filing, prosecution, and Settlement of the State Action and the Federal Action, Lead Plaintiffs, the Monster SLC, and the Board of Directors of Monster (the “Board”) have agreed that the Board shall adopt and/or cause the Company to implement (to the extent not already implemented) via amendments to the Company’s charter, bylaws, and/or committee charters, certain corporate governance practices, all of which are set forth in Exhibit A hereto.  Monster, the Monster SLC, and Lead Plaintiffs agree that these corporate governance measures are in the best interests of Monster and Monster’s shareholders and provide a substantial benefit to the Company.

4.             Monster, the Monster SLC, and the Lead Plaintiffs agree that settlement according to the terms of the Stage I Recovery set forth on Exhibits B and C attached hereto, including one or more of cash payments to Monster, cancellation of outstanding Monster stock options and restricted stock units, and/or repricing of outstanding Monster stock options, in exchange for a release of liability from all Claims is in the best interests of the Company and provides a substantial benefit to Monster and its shareholders.  Monster, the Monster SLC, and the Lead Plaintiffs further agree that Monster receives significant monetary and corporate process benefits from the corporate governance practices set forth in Exhibit A and the conversion of Andrew J. McKelvey’s shares of Class B Common Stock into shares of Class A Common Stock.

5.             No later than ten (10) days after a Judgment substantially in the form of Exhibit G becomes final, the Settling Defendants identified in Exhibit B shall effectuate the return of value to Monster in accordance with Exhibit B and he or she shall be deemed to have executed any and all documents necessary to reprice or cancel options or restricted stock units in accordance with Exhibit B.  Andrew J. McKelvey shall effectuate the return of value to Monster in accordance with the terms set forth in the McKelvey Terms, attached hereto as Exhibit C.

6.             Each of the Settling Defendants shall, to the extent of their knowledge and recollection and to the best of their belief, continue to provide the Monster SLC and Monster with full, complete, and truthful cooperation, as reasonably required by the Monster SLC and the Company, subject to any limitations imposed on any of the Settling Defendants or the Monster SLC by agents of the United States Government.  Nothing in this paragraph shall be construed to limit any party from complying with legal obligations, asserting any legal rights or privileges, or responding to any request for information or inquiry as part of a legal proceeding or regulatory process in a truthful manner.  The Monster SLC and Monster will adjourn any request for cooperation if that Settling Defendant has a reasonable basis to believe that the requested cooperation would interfere with his or her ability to defend against any regulatory, civil, criminal, or any other proceeding, related to the conduct alleged in either the State Action or the Federal Action, or assertion by a Settling Defendant of his or her Fifth Amendment Constitutional rights.

7.             On the Effective Date, Monster and the Settling Defendants will be deemed to have released each other pursuant to the Releases described in paragraphs 12 and 13 below.

8.             Nothing herein alters any rights that any Settling Defendant may have for advancement or recoupment of legal fees, expenses, or indemnification under Delaware law, Monster’s Charter or Bylaws, or other agreement.

9.             The Monster SLC will assume the pending Stage II Legal Claims.  If the Monster SLC reaches any proposed resolution of the pending Stage II Legal Claims (including the potential dismissal of such claims), the Monster SLC shall provide Lead Plaintiffs’ Counsel with notice of such proposed resolution seven (7) days before the SLC approves the proposed resolution, and Lead Plaintiffs shall be afforded the opportunity to comment on the terms of the proposed resolution during that seven-day period.  If the Monster SLC decides to pursue the Stage II Legal Claims solely in the State Action, Lead Plaintiffs will support the Monster SLC’s efforts to dismiss the Federal Action in favor of prosecuting the Stage II Legal Claims in the State Action.  Lead Plaintiffs agree that the Monster SLC will have the exclusive right to investigate, assert, pursue, and settle future Stage II Legal Claims, if any, that Monster may have against any parties or non-parties if such claims arise from or are related to the allegations in the State Complaint or the Federal Complaint.

10.           The Monster SLC and Lead Plaintiffs conclude that there is no basis for the Claims against Brad Baker, Chris Power, and David Stein and that those Claims should be dismissed with prejudice.  Accordingly, the Monster SLC, Monster, Lead

Plaintiffs, Brad Baker, Chris Power, and David Stein agree to settle any Claims in consideration of mutual releases as described in paragraphs 11-14 below.

RELEASES

11.           It is an important element to each of the Parties’ participation in this Settlement that they obtain the fullest possible release from further liability to anyone relating to the Claims.  It is the intention of the Parties that this Settlement eliminate all further risk and liability of the Parties to or from the Claims, and that the Settlement shall be a final and complete resolution of all disputes asserted or which could be or could have been asserted with respect to the Claims, whether known or unknown.

12.           Upon the Effective Date, the Monster SLC, Lead Plaintiffs, and Monster and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, attorneys, heirs, administrators, successors and assigns, shall release and be deemed to release and forever discharge, and shall forever be enjoined from prosecuting, the Claims against each and all of the Settling Defendants and their respective heirs, executors, administrators, successors, assigns, affiliates, employees, partners, and agents, except for the rights described in paragraph 8.

13.           Upon the Effective Date, each and all of the Settling Defendants, on their own behalf and on behalf of their respective heirs, executors, administrators, successors, assigns, affiliates, employees, partners, agents, and attorneys, shall release and be deemed to release and forever discharge, and shall be forever enjoined from prosecuting, the Claims against the Monster SLC, Lead Plaintiffs, and Monster and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, attorneys, heirs, administrators, successors, and assigns, except for the rights described in paragraph 8.

EFFECT OF RELEASE

14.           The release contemplated by this Settlement extends to Claims (including claims relating to the investigation or the prosecution of this matter) that the Parties do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release.  Upon the Effective Date, the Parties shall be deemed to:  (a) relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

and (b) waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542.  The Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, to settle and release—fully, finally, and forever—any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, without regard to the subsequent discovery or existence of such additional or different facts.

NO ADMISSION OF WRONGDOING

15.           This Settlement Agreement, whether or not approved by the State Court and the Federal Court, and any proceedings taken pursuant to this Settlement Agreement, including all negotiations, documents, and statements in connection herewith, shall not be offered or received against any of the Parties as evidence of or construed as or deemed to be evidence of (a) any liability, negligence, fault, or wrongdoing of any of the Parties, (b) a presumption, concession, or admission with respect to any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the Parties, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Agreement, (c) a presumption, concession, or admission by any of the Settling Defendants with respect to the truth of any fact alleged in the State Action or the Federal Action or the validity of any of the Claims or the deficiency of any defense that was or could have been asserted in the State Action or the Federal Action, (d) a presumption, concession, or admission by the Lead Plaintiffs, Monster, or the Monster SLC of any infirmity in the Claims, or (e) an admission or concession that the consideration to be given hereunder represents the consideration which could be or would have been recovered at trial.

16.           Nothing herein shall prevent any of the Parties from using this Settlement Agreement, or any document or instrument delivered hereunder, or any negotiations, documents, statements, or proceedings related thereto (a) to effect or obtain State Court or Federal Court approval of this Settlement Agreement, (b) to enforce the terms of this Settlement Agreement, (c) for purposes of defending, on the grounds of res judicata, collateral estoppel, release, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, any of the Claims asserted against any of the Parties released pursuant to this Settlement Agreement, including in the State Action and the Federal Action, or (d) as otherwise required by law.

ATTORNEYS’ FEES AND EXPENSES

17.           At any time following the execution of this Settlement Agreement, Lead Plaintiffs’ Counsel may apply to the State Court for an award of attorneys’ fees and expenses incurred by the Lead Plaintiffs relating to the State Action and the Federal Action.  Provided that this Settlement Agreement is approved by the State Court as set forth in paragraphs 21-22 below, Monster, the Monster SLC and the Settling Defendants will not oppose an application for attorneys’ fees and litigation-related expenses up to $4.9 million (the “Attorneys’ Fees”).  This amount includes the maximum of an additional $200,000 to be paid to Lead Plaintiffs’ Counsel, which shall be calculated as 10% of the value of any settlement of the remaining Stage II Legal Claims and paid to Lead Plaintiffs’ Counsel within ten (10) days of the SLC’s approval of the relevant Stage II Legal Claims.

18.           Within ten days of the State Court’s entry of the Preliminary Approval Order, substantially similar to Exhibit D attached hereto, preliminarily approving this Settlement Agreement, Monster will deposit $4.7 million into a mutually acceptable escrow for Monster and Lead Plaintiffs’ Counsel (the “Escrow Account”), for the benefit of Lead Plaintiffs’ Counsel to be released to Lead Plaintiffs’ Counsel only after the Effective Date.

19.           Payment by Monster of any award of the Attorneys’ Fees shall not be made prior to, and is contingent upon, the Effective Date.  Payment will be made by Monster and/or its insurers.  Monster shall have no responsibility for the allocation of the Attorneys’ Fees among Lead Plaintiffs’ Counsel from the Escrow Account, costs associated with the maintenance of the accounts, or taxes paid on interest earned on the escrow property.

20.           The award of the Attorneys’ Fees is not a necessary term of this Settlement Agreement, and it is not a condition of this Settlement Agreement that Lead

Plaintiffs’ Counsel’s application for any such fees and expenses be approved by the State Court.  Any order or proceeding relating to the application for the Attorneys’ Fees, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Settlement Agreement, or affect or delay the finality of the Judgment or the Effective Date.  Monster and/or its insurers shall pay the Attorneys’ Fees approved by the State Court within the time frame set forth herein subject to the obligation of Lead Plaintiffs’ Counsel to pay back any such amounts if, as a result of any appeal, further proceedings, or successful collateral attack, the fee or expense award is amended, modified, or does not become final.  In the event that the order making the Attorneys’ Fees award is reversed or modified such that award is reduced, the affected Lead Plaintiffs’ Counsel shall, within five (5) business days from the reversal or modification, refund to Monster and/or its insurers the amount of any overpayment, plus interest at the rate of 5 percent per annum thereon.

PROCEDURE FOR APPROVAL

21.           Promptly after this Settlement Agreement has been fully executed, Monster SLC’s Counsel and State Lead Plaintiffs’ Counsel shall submit this Settlement Agreement together with its Exhibits to the State Court and shall apply for entry of a Preliminary Approval Order, substantially in the form attached hereto as Exhibit D, preliminarily approving the Settlement as set forth in this Settlement Agreement, and approving for publication of notice of the Settlement of the State Action, which shall include the general terms of the Settlement as set forth in this Settlement Agreement and the time, date, and location of the Hearing.  Monster SLC’s Counsel and State Lead Plaintiffs’ Counsel will propose to the State Court that notice of the proposed Settlement be provided to

Monster’s current shareholders by:  (a) printing a summary notice, substantially in the form of Exhibit E, once in a nationwide publication; and (b) including a full notice, substantially in the form of Exhibit F, in an 8-K to be filed by Monster with the U.S. Securities and Exchange Commission (the “SEC”).  The cost of publishing the notice and the summary notice and related expenses shall be paid by Monster.

22.           Monster, State Lead Plaintiffs, and the Settling Defendants jointly shall move the State Court following the Hearing, if necessary, to enter a Judgment, substantially in the form of Exhibit G attached hereto.

23.           Promptly after this Settlement Agreement has been fully executed, Monster SLC’s Counsel and Lead Plaintiffs’ Counsel shall submit this Settlement Agreement together with its Exhibits to the Federal Court and shall apply to the Federal Court, and shall take any other steps as may be reasonably necessary, to obtain an order (a) approving the manner of the proposed notice to shareholders provided for in paragraph 21 substantially in the form of Exhibits E and F attached hereto, (b) conditionally approving the voluntary dismissal of the Federal Action against the Settling Defendants with prejudice, substantially in the form of Exhibit H attached hereto (“Conditional Order of Dismissal”), (c) providing that dismissal with prejudice of the Federal Action be entered automatically upon the Judgment in the State Action becoming final, and (d) realigning Monster as plaintiff in the Federal Action to allow the Monster SLC to prosecute the Stage II Legal Claims.

CONDITIONS OF SETTLEMENT

24.           The Effective Date of this Settlement Agreement shall be conditioned on the occurrence of all of the following events:

(a)           The State Court has entered the Judgment substantially in the form of Exhibit G;

(b)           The Judgment has become Final, as defined in paragraph 1(d), above;

(c)           Each of the Settling Defendants has executed any documents necessary to effectuate the return of value to Monster in accordance with Exhibits B and C;

(d)           The Federal Court has entered the Conditional Order of Dismissal and that Conditional Order of Dismissal has become final.

25.           If all of the conditions specified in paragraph 24 cannot be met, then this Settlement Agreement shall be canceled and terminated, unless the Parties agree in writing to proceed with this Settlement Agreement.

26.           Lead Plaintiffs’ Counsel, Monster’s Counsel, the Monster SLC’s Counsel, and the Settling Defendants’ Counsel, on behalf of their respective clients, shall each have the right to terminate this Settlement Agreement by providing written notice of their election to do so to all other Parties hereto within thirty days of:  (a) the State Court declining to approve this Settlement Agreement in any material respect; (b) the State Court declining to enter the Preliminary Approval Order in any material respect; (c) the State Court declining to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect; or (e) the Federal Court declining to enter the Conditional Order of Dismissal.

27.           If the Effective Date cannot occur, or if this Settlement Agreement is not approved by the State Court or the Settlement set forth in this Settlement Agreement is terminated or fails to become effective in accordance with its terms, the Parties shall be restored to their respective positions in the State Action and the Federal Action as of the date of this Settlement Agreement, and except as otherwise expressly provided herein, the Parties shall proceed in all respects as if this Settlement Agreement and any related orders had not been entered.

MISCELLANEOUS PROVISIONS

28.           All of the Exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

29.           The Parties (a) acknowledge that it is their intent to consummate this Settlement Agreement; and (b) agree to act in good faith and cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Settlement Agreement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Settlement Agreement.

30.           The Parties agree that this Settlement Agreement was negotiated at arm’s-length and in good faith by the Parties, and that this Settlement Agreement was reached voluntarily after consultation with experienced legal counsel.

31.           While retaining their right to deny that the claims advanced in the State Action and the Federal Action were meritorious, the Settling Defendants will not deny that, based upon the publicly available information at the time, the State Action and Federal Action were filed in good faith and with adequate basis in fact, including against Settling Defendants Brad Baker, Chris Power, and David Stein, and the Claims are being settled voluntarily after consultation with competent legal counsel.

32.           This Settlement Agreement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto or their successors-in-interest.

33.           The headings used herein are used for the purpose of convenience only and are not meant to have legal effect.

34.           This Settlement Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties and no representations, warranties, or inducements have been made to any party concerning this Settlement Agreement or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

35.           The construction, interpretation, operation, effect, and validity of this Settlement Agreement, and all documents necessary to effectuate it, shall be governed by the laws of the State of New York, including N.Y. General Obligations Law § 15-108, without regard to conflict of laws principles.

36.           This Settlement Agreement shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Settlement Agreement is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

37.           This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, and assigns, subject to the conditions set forth herein.

38.           The State Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Settlement Agreement, and all Parties hereto submit to the jurisdiction of the State Court for purposes of implementing and enforcing the Settlement embodied in this Settlement Agreement.

39.           All counsel and any other person executing this Settlement Agreement and any of the Exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Settlement Agreement to effectuate its terms.

40.           All notices required to be furnished under this Settlement Agreement shall be furnished to Monster’s Counsel, the Monster SLC’s Counsel, Lead Plaintiffs’ Counsel, and the Settling Defendants’ Counsel.

41.           This Settlement Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed by their duly authorized attorneys, dated as of May 7, 2008.

SULLIVAN & CROMWELL LLP

By:	/s/ Stacey R. Friedman
Gandolfo V. DiBlasi
Stacey R. Friedman
Brian D. Glueckstein
125 Broad Street
New York, New York 10004
Tel: (212) 558-4000

Counsel for the Special Litigation Committee of Monster Worldwide, Inc.

DECHERT LLP

By:	/s/ David S. Hoffner
Andrew J. Levander
David S. Hoffner
30 Rockefeller Plaza
New York, New York 10112
Tel: (212) 698-3500

Counsel for Monster Worldwide, Inc.

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

By:	/s/ Salvatore J. Graziano
Salvatore J. Graziano
1285 Avenue of the Americas
New York, New York 10019
Tel: (212) 554-1400

Co-Lead Counsel for State Lead Plaintiffs

SCHIFFRIN BARROWAY TOPAZ & KESSLER LLP

By:	/s/ Lee D. Rudy
Lee D. Rudy
280 King of Prussia Road
Radnor, Pennsylvania 19087
Tel: (610) 667-7706

Co-Lead Counsel for State Lead Plaintiffs

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

By:	/s/ Lawrence P. Kolker
Lawrence P. Kolker
Paulette S. Fox
270 Madison Avenue
New York, New York 10016
Tel: (212) 545-4600

Co-Lead Counsel for Federal Lead Plaintiffs

BARRACK, RODOS & BACINE

By:	/s/ William J. Ban
A. Arnold Gershon
William J. Ban
1350 Broadway, Suite 1001
New York, New York 10018
Tel: (212) 688-0782

Co-Lead Counsel for Federal Lead Plaintiffs

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP

By:	/s/ Travis E. Downs III
Darren J. Robbins
Travis E. Downs III Benny C. Goodman III
655 West Broadway
Suite 1600
San Diego, CA 92101-3301
Tel: (619) 231-1058

Co-Lead Counsel for Federal Lead Plaintiffs

COVINGTON & BURLING LLP

By:	/s/ Alan Vinegrad
Alan Vinegrad
620 Eighth Avenue
New York, New York 10018
Tel: (212) 841-1022

Counsel for Defendant Paul Camara

LANKLER SIFFERT & WOHL LLP

By:	/s/ John S. Siffert
John S. Siffert
500 Fifth Ave., 33rd Floor
New York, New York 10110
Tel: (212) 921-8399

Counsel for Defendant Thomas Collison

GOLENBOCK EISEMAN ASSOR BELL & PESKOE LLP

By:	/s/ David Eiseman
David Eiseman
437 Madison Avenue, 35th Floor New York, New York 10022
Tel: (212) 907-7330

Counsel for Defendants Brad Baker, Peter Dolphin, Brian Farrey, David Hosokawa, and Chris Power

WACHTELL, LIPTON, ROSEN & KATZ

By:	/s/ David B. Anders
Paul Vizcarrondo
David B. Anders
51 W. 52nd Street
New York, New York 10019
Tel: (212) 403-1208

Counsel for Defendants George Eisele, John Gaulding, Michael Kaufman, Ronald Kramer, and John Swann

MORVILLO, ABRAMOWITZ, GRAND, IASON, ANELLO & BOHRER, P.C.

By:	/s/ Lawrence S. Bader
Lawrence S. Bader
565 Fifth Avenue
New York, New York 10017
Tel: (212) 880-9440

Counsel for Defendant John McLaughlin

KOBRE & KIM LLP

By:	/s/ Steven G. Kobre
Steven G. Kobre
800 Third Avenue
New York, New York 10022
Tel: (212) 488-1202

Counsel for Defendant Robert O’Connell

MANATT PHELPS & PHILLIPS, LLP

By:	/s/ Steven F. Reich
Steven F. Reich
7 Times Square
New York, New York 10036
(212) 830-7196

Counsel for Andrew J. McKelvey

MORGAN, LEWIS & BOCKIUS LLP

By:	/s/ Brian Herman
Robert M. Romano
Brian Herman
101 Park Avenue
New York, New York 10178
Tel: (212) 309-6844

Counsel for Defendant Myron Olesnyckyj

HELLER EHRMAN LLP

By:	/s/ Lawrence J. Zweifach
Lawrence J. Zweifach
7 Times Square
New York, New York 10036
Tel: (212) 847-8762

Counsel for Defendant Steve Pogorzelski

BRACEWELL & GIULIANI

By:	/s/ Marc L. Mukasey
Marc L. Mukasey
1177 Avenue of the Americas
19th Floor
New York, New York 10036
Tel: (212) 508-6100

Counsel for Defendant Michael Sileck

DEBEVOISE & PLIMPTON LLP

By:	/s/ Jeremy Feigelson
Jeremy Feigelson
919 Third Avenue
New York, New York 10022
Tel: (212) 909-6000

Counsel for Defendant Jeffrey Taylor

JONES DAY

By:	/s/ Geoffrey S. Stewart
Geoffrey S. Stewart
222 East 41st Street
New York, New York 10017
Tel: (212) 326-7877

Counsel for Defendant David Stein

EXHIBIT A

Corporate Governance Reforms

A.            Stock Option Grants

1.             Except as provided below, Monster stock options shall only be granted at regularly scheduled, quarterly meetings of the Compensation Committee.  The dates of the quarterly meetings shall be set by the Compensation Committee at least sixty days prior to the meeting.  In exceptional circumstances, such as an acquisition or the hire of a new employee, the Compensation Committee may permit the granting of stock options on other dates.  The Compensation Committee’s approval of any exceptional circumstances grant must be in writing and include a reasonable description of the exceptional circumstances.

2.             Monster stock option grants shall be limited to a reasonable size with limits to be set by the Compensation Committee.

3.             Monster stock option grants shall have a minimum vesting period of two years and vest ratably.  At least 25 percent of all stock option grants shall vest in no less than three years.  The Compensation Committee may, however, allow for shorter vesting periods in exceptional circumstances, such as an acceleration event or a change in control.

4.             All actions required to effect the grant of a stock option by the Company’s governance provisions, stock option plans, and applicable laws, shall be completed, executed, and documented in writing.

5.             All stock option grant recipients shall be identified on the date of the option grant, as well as the strike price and number of options received by each individual.

6.             Any future oral grant of stock options shall be null and void.

7.             All records relating to the award of stock options shall be maintained for at least ten years, and in no event shall the records be destroyed prior to the exercise or expiration of all options which are the subject of those records.

8.             Monster’s Forms 10-Ks shall each include a list of the names of all persons awarded 100,000 or more stock options during the relevant period of each Form 10-K, the number of stock options awarded per person, the date of each award, the strike price, and the vesting period.

9.             All stock option plans shall be approved by a majority of the shareholders of Monster.

10.           In the event the Company institutes a share repurchase program specifically intended to repurchase shares upon exercise of outstanding options issued under any of the Company’s option plans, then the Company shall promptly disclose such share repurchase program, as well as the number of shares that the Company intends to purchase in connection with the exercise of such options.  The Company will continue quarterly to disclose the number of shares year to date that were repurchased pursuant to any share repurchase program, as well as the number of shares that were issued by the Company in connection with the exercise of stock options granted by the Company under any of its option plans.

B.            The Board of Directors

1.             Monster shall implement the NASDAQ standard for director independence.

2.             An “independent director” shall be defined as a director who is not, or in the past three years has not been, employed by the Company, its subsidiaries or affiliates; does not, or in the past three years has not, received any material remuneration as an advisor, consultant, or legal counsel to the Company, its subsidiaries, or affiliates or to a member of the Company’s senior management; does not have, and in the past three years had no, material contracts with the Company, its subsidiaries, or affiliates pursuant to which the director himself or herself directly performed personal services for the Company; is not, and in the past three years has not been, affiliated with or employed by an accounting firm that has acted as independent auditor of the Company, its subsidiaries, or affiliates during that three-year time period; and has not, in the past three years, had any material business relationship or engaged in any significant transaction with the Company, or its subsidiaries or affiliates, other than for service as a director.

3.             At least two-thirds of the Board shall be comprised of “independent directors.”

4.             Each independent director shall certify, in writing, his or her “independence,” as defined above, and immediately inform, in writing, the Chairman of the Board of any change in status.

5.             Unless approved by a majority vote of independent directors, the acting Chairman of the Board shall be someone other than the CEO.

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6.             The independent directors shall meet separately from the rest of the Board at least once per quarter.

7.             The independent directors shall annually elect or reaffirm by majority vote a “Lead Independent Director.”  The position of Lead Independent Director shall rotate at least once every three years.  In addition to the duties of all Board members, which shall not be limited or diminished by the Lead Independent Director’s role, the specific responsibilities of the Lead Independent Director shall include:

i.              advising the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

ii.             providing the Board with input as to the preparation of agendas for Board and Committee meetings;

iii.            advising the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; and, although the Company’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain materials;

iv.            recommending to the Board the retention of consultants who report directly to the Board;

v.             coordinating, developing the agenda, and presiding at executive sessions of the independent directors, which shall be held at least quarterly; and

vi.            acting as principal liaison between the independent directors and the Chairman of the Board on sensitive issues.

8.             Directors shall be limited to serving on the boards of no more than four public companies, including Monster Worldwide.

C.            Election of Directors

1.             All directors shall stand for election annually unless such a provision is changed by the shareholders.

2.             Any director who does not obtain an affirmative shareholder vote of greater than 50 percent of those shares voting shall offer to resign.

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The Board may accept or reject the offer of resignation.

D.            The Compensation and Audit Committees

1.             The Audit Committee of the Board shall include a minimum of three independent directors, as defined above, and the Compensation Committee of the Board shall include a minimum of two independent directors, as defined above.

2.             The Chairman of the Compensation Committee shall not serve as the Chairman of the Audit Committee.

3.             The Audit and Compensation Committees shall have plenary authority to retain independent, outside counsel, which shall be available to, among other things, review the award of stock option grants, and to discharge any such counsel.  The Company shall also have the right to retain independent, outside counsel to review such matters.

4.             At least one member of the Audit Committee shall qualify as an “audit committee financial expert” as defined by item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

5.             The Audit Committee shall have exclusive authority to retain the Company’s external auditor (subject to ratification by the affirmative vote of a majority of the shareholders) and to discharge any such firm.

6.             The Audit Committee shall meet:

i.              with the Company’s external auditor, at least annually, outside of the presence of Company employees, to review the results of each external audit of the Company, the report of the audit, any related management letter, management’s responses to recommendations made by the external auditor in connection with the audit, all significant reports of the internal auditing department, and management’s responses to those reports; and

ii.             separately with management and the Company’s external auditor prior to the filing with the SEC of each Form 10-K and 10-Q to discuss, among other things, the appropriateness of the Company’s accounting policies.

7.             The Compensation Committee shall select and retain an expert independent consultant, once every two years, to evaluate the Company’s stock option grants and stock option program (if any exists).

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E.             The Corporate Governance and Nominating Committee

1.             The Nominating Committee shall be renamed the Corporate Governance and Nominating Committee, which, in addition to its current responsibilities, shall have principal responsibility for recommending revisions to this Corporate Governance Plan.  In particular, the Corporate Governance and Nominating Committee shall:

i.              Periodically review the governance structure of the Board;

ii.             Recommend to the Board the director nominees to serve on Board committees;

iii.            Periodically review the size of the Board; and

iv.            Conduct an annual review of the independence of all directors pursuant to the independence guidelines set forth above.

2.             The Corporate Governance and Nominating Committee shall include a minimum of two members of the Board of Directors who shall all be independent.

F.             Corporate Control and Compliance

1.             There shall be a Senior Vice President of Risk and Internal Audit who shall head Internal Audit and report directly to the Chief Financial Officer and to the Chairperson of the Audit Committee.  The Senior Vice President of Risk and Internal Audit shall be responsible for examining and evaluating the adequacy and effectiveness of the Company’s internal control procedures, shall have no other significant Company responsibilities, and shall not have any Company responsibilities incompatible with responsibility for the Company’s internal control procedures.  Such officer may only be removed with the approval of the Audit Committee.

2.             The annual report on internal controls mandated by § 404 of the Sarbanes-Oxley Act of 2002 shall assess the compliance of the Company’s future stock option grants with the terms of the stock option plan.

G.            Adoption and Amendment of Corporate Governance Plan

1.             Any proposed amendment(s) to this Corporate Governance Plan must be approved by a vote of two-thirds of the Independent Directors.

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EXHIBIT B

Monster Stage I Recovery

Name	Grants Being Repriced	Number of Options Being Repriced	Settlement: Change in Price	Number of Options Canceled		Settlement: Cash	Total Recovered Value(i)
Bonica	—	—	—	86,727	(ii)	—	$2,691,956	(iii)

Camara	—	286,844	—	—		—	$8,882,299
	Dec. 9, 1998	73,384	From: $12.589 To: $28.8637	—		—	$1,194,302
	Aug. 5, 1999	213,460	From: $20.665 To: $56.6811	—		—	$7,687,997

Collison	—	21,346	—	—		—	$161,061
	Dec. 1, 1999	10,673	From: $44.50 To: $57.1357	—			$134,861
	Feb. 22, 2002	10,673	From: $25.462 To: $27.9168	—		—	$26,200

Dolphin	—	35,380	—	—		—	$948,715
	Dec. 28, 2004	35,380	From: $33.64 To: $60.455	—		—	$948,715

Name	Grants Being Repriced	Number of Options Being Repriced	Settlement: Change in Price	Number of Options Canceled	Settlement: Cash	Total Recovered Value(i)
Eisele	—	—	—	—	$12,109	$12,109

Farrey	—	—	—	—	$100,124	$100,124

Hosokawa	—	—	—	—	$97,299	$97,299

Kaufman	—	10,673	—	—	—	$130,104
	April 4, 2001	10,673	From: $28.69 To: $40.88

Kramer	—	10,673	—	—	—	$130,104
	April 4, 2001	10,673	From: $28.69 To: $40.88

A. McKelvey	—	—	—	—	$8,000,000	$8,000,000	(iv)

McLaughlin	—	46,694	—	—	—	$800,688
	Dec. 1, 1999	13,341	From: $44.501 To: $78.1192	—	—	$448,500
	Feb. 22, 2002	33,353	From: $25.462 To: $36.0214	—	—	$352,188

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Name	Grants Being Repriced	Number of Options Being Repriced	Settlement: Change in Price	Number of Options Canceled		Settlement: Cash	Total Recovered Value(i)
Noonan	—	43,758	—	—		—	$1,168,232
	Dec. 1, 1999	37,622	From: $44.50 To: $72.0285	—		—	$1,035,677
	April 4, 2001	3,468	From: $28.69 To: $56.4534	—		—	$96,283
	Nov. 1, 2001	2,668	From: $25.762 To: $39.3571	—		—	$36,272

O’Connell	—	18,677	—	—		—	$412,925
	April 4, 2001	13,341	From: $28.69 To: $54.2035	—			$340,375
	Nov. 1, 2001	5,336	From: $25.762 To: $39.3583	—		—	$72,550

Olesnyckyj	—	—	—	229,355	(v)	—	$6,491,572	(vi)

Pogorzelski	—	53,365	—	—		—	$450,000
	Aug. 2, 2000	53,365	From: $63.825 To: $72.2575	—		—	$450,000

Previty	—	—	—	—		$420,000	$420,000

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Name	Grants Being Repriced	Number of Options Being Repriced	Settlement: Change in Price	Number of Options Canceled	Settlement: Cash	Total Recovered Value(i)
Rooney	—	5,336	—	—	—	$146,900
	Dec. 1, 1999	5,336	From: $44.501 To: $72.031	—	—	$146,900

Sileck	—	—	—	—	$750,000	$750,000

Swann	—	—	—	—	$50,000	$50,000

Taylor	—	—	—	—	$437,500	$437,500

				ESTIMATED TOTAL:		$32,281,588	(iv)

(i)

The settlement amount includes contributions in cash, canceled options, canceled restricted stock units, and repriced options. For the purpose of this chart, the recovered value for repriced options is measured as the difference between the original and the repriced strike price; the recovered value for canceled options is measured as the Black-Scholes value on the date of cancellation.

(ii)	Includes 3,200 canceled restricted stock units.
(iii)	In addition to the value recovered through canceling Mr. Bonica’s stock options and restricted stock units, the Monster SLC has reserved its right to pursue additional recovery.
(iv)	In addition to the significant value from the conversion of Andrew McKelvey’s Class B Common Stock to Class A Ordinary Common Stock.
(v)	Includes 17,000 canceled restricted stock units.
(vi)

This value was calculated by Lead Plaintiffs and the Monster SLC for the purpose of this Exhibit using the Black-Scholes model. Mr. Olesnyckyj takes no position with respect to the value of the securities.

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EXHIBIT C

McKelvey Terms

Lead Plaintiffs, Monster, the Monster SLC, and Andrew J. McKelvey (“McKelvey”) agree to the following additional terms, which reflect the parties’ intention that McKelvey’s settlement compensation includes consideration for these provisions:

A.                                   Within ten (10) days of the execution of this Settlement Agreement, McKelvey will transfer to Monster’s Counsel by certified check or wire transfer the sum of $8 million (Eight Million Dollars) to be deposited into a Dechert LLP attorney escrow account. Within three (3) business days of the Effective Date, Monster’s Counsel will transfer the $8 million (Eight Million Dollars), plus all interest accrued thereon, to the Company by certified check or wire transfer. If the Effective Date cannot occur, or if this Settlement Agreement is not approved by the State Court or the Settlement set forth in this Settlement Agreement is terminated or fails to become effective in accordance with its terms, Monster’s Counsel will return the $8 million and all accrued interest thereon to McKelvey.

B.                                     Within five (5) days of the execution of this Settlement Agreement, McKelvey will execute a conversion notice, in the form to which he previously agreed, to convert (the “Conversion”) all of the issued and outstanding shares of Class B Common Stock, $.001 par value per share (the “Class B Stock”) of the Company held by McKelvey into shares of Class A Common Stock, $.001 par value per share (the “Common Stock”), of the Company and will deliver such executed document (the “Executed Conversion Document”) to Monster’s Counsel as escrow agent. The Conversion shall be effective on the date on which the last of the following has occurred (the “Effective Conversion Date”):  (a) the Effective Date; (b) the Executed Conversion Document has been delivered to the

Company; and (c) all of the certificates representing the shares of Class B Stock have been delivered to the Company. Within three (3) business days of the Effective Date, Monster’s Counsel shall release the Executed Conversion Document from escrow and deliver it by hand to the Company. The effect of the Conversion shall be the extinguishment of any supervoting rights presently held by McKelvey pursuant to his ownership of shares of Class B Stock.

C.                                     If, at any time after this Settlement Agreement is executed, McKelvey is in possession of the certificate(s) representing all of the shares of Class B Stock, he shall promptly (and in any event within five (5) business days) surrender and deliver such certificates to the Company in exchange for simultaneous delivery by the Company to him of certificates representing an equal number of shares of Common Stock. If, however, on the Effective Date, the certificate(s) representing all of the shares of Class B Stock are in the possession of Morgan Stanley, McKelvey will take all reasonable steps, including providing written instruction to Morgan Stanley, to facilitate the immediate delivery by Morgan Stanley of the Class B Stock certificates to the Company in exchange for the simultaneous delivery by the Company to Morgan Stanley of certificates representing an equal number of shares of Common Stock. To facilitate the exchange with Morgan Stanley, McKelvey agrees that he shall, within five (5) days of executing this Settlement Agreement, execute written instruction to Morgan Stanley authorizing the foregoing exchange in the form to which he previously agreed. McKelvey will use good faith efforts and take all actions reasonably necessary to obtain Morgan Stanley’s Acknowledgement and Agreement to the written instruction and thereafter agrees that the written instruction shall be held in escrow by Monster’s Counsel pending the Effective Date. Upon the Effective Date, Monster’s Counsel

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shall release the written instruction from escrow in order to fulfill the requirements of this paragraph.

D.                                    From January 22, 2008 through the Effective Conversion Date, McKelvey hereby agrees that (i) he shall be entitled to vote one-tenth of the shares of all of the Class B Stock beneficially owned by him in any manner he desires and (ii) the remaining nine-tenths of the shares of Class B Stock beneficially owned by him (the “Relinquished Voting Shares”) shall be voted in the same percentage(s) as the aggregate votes cast by the holders of shares of Common Stock (other than McKelvey). McKelvey’s entitlement to vote only one-tenth of the shares of all of the Class B Stock beneficially owned by him shall not be affected by McKelvey’s failure to surrender to the Company after the Effective Date the certificates representing each of the shares of Class B Stock. McKelvey’s entitlement to cast only one-tenth of the shares of all of the Class B Stock beneficially owned by him shall remain in effect until the Effective Conversion Date. If the Effective Date cannot occur, or if this Settlement Agreement is not approved by the State Court or the Settlement set forth in this Settlement Agreement is terminated or fails to become effective in accordance with its terms, and McKelvey has complied in good faith with his obligations under this Settlement Agreement, McKelvey’s entitlement to vote only one-tenth of the shares of all of the Class B Stock beneficially owned by him and the corresponding proxy granted herein shall terminate.

E.                                      To effectuate paragraph D, McKelvey hereby grants to the Chief Executive Officer of the Company a proxy to vote the Relinquished Voting Shares on any matter presented to the holders of Common Stock for their vote, approval, waiver or consent (other than matters to which the holders of Class B Stock are not entitled to vote) in the same percentage(s) as the aggregate votes cast by the holders of shares of Common Stock (other

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than McKelvey) on such matter. Such proxy is coupled with an interest, is perpetual and is irrevocable (unless terminated as set forth in paragraph D above), and bestows on the Chief Executive Officer of the Company full power to vote and act for McKelvey with respect to the aforementioned matters.

F.                                      McKelvey hereby revokes any and all previous proxies granted with respect to the Relinquished Voting Shares. McKelvey represents and warrants that he has not entered into any voting agreement or voting trust, or made any other agreement, or issued, granted or given a proxy with respect to the Relinquished Voting Shares that is currently in effect (or upon the happening of an event or the passage of time or both will be in effect). McKelvey agrees, unless and until this Settlement Agreement is terminated, not to:  (a) grant any other proxy or power of attorney, enter into or make any voting arrangements with respect to the Relinquished Voting Shares, other than as provided for in this Settlement Agreement; or (b) pledge, enter into any other forward contract (including any amendment, restatement or modification of the existing prepaid forward contract with Morgan Stanley) or otherwise convey any interest in the Class B shares to any person, unless and until McKelvey has provided the Company with a letter signed by the proposed counterparty in the form to which he previously agreed, in which the proposed counterparty agrees, upon receipt of a written request from the Company in accordance with the terms of this Settlement Agreement, to deliver immediately the Class B certificates to the Company in exchange for the simultaneous delivery by the Company to it of certificates representing an equal number of shares of Common Stock. McKelvey represents and warrants that he has all necessary power, authority and capacity to grant the proxy and undertake the other obligations set forth in this Settlement Agreement.

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G.                                     Lead Plaintiffs, Monster, the Monster SLC, and McKelvey agree that the Conversion is of substantial monetary and corporate process value to the Company.

H.                                    In addition, nothing herein alters any rights that McKelvey may have for advancement of legal fees or indemnification under Delaware law or other agreement, including but not limited to any indemnity agreement with the Company, except that McKelvey hereby agrees to waive any indemnification rights he may have with respect to the fees and expenses incurred in connection with his retention of any entity retained to provide him with advice with respect to communications strategy or public relations. In addition, McKelvey hereby acknowledges that hereinafter he is not entitled to indemnification from the Company with respect to legal and other fees and expenses incurred in connection with his September 2007 prepaid forward contracts relating to his shares of Class B Stock. McKelvey further agrees to reduce his indemnification demands by $10,000, which represents previously incurred fees and expenses related to his prepaid forward contracts.

I.                                         Upon the Effective Date, the Company shall release and be deemed to release any claims whatsoever that the Company may have against McKelvey arising out of the grant, or proposed grant, by the Company of any stock options, including, but not limited to, the following individuals:  Ted Button, Gerard Roeting, Steve Szalczinger, and Jim Wolfe. The Company will not seek from McKelvey any contribution or damages that the Company might otherwise claim against McKelvey in connection with the litigations captioned In re Monster Worldwide, Inc. Securities Litigation, 07 CV 2237 (S.D.N.Y.) (JSR), and Taylor v. Monster Worldwide, Inc. et al., 06 CV 8322 (S.D.N.Y.) (AKH), or any other action arising out of or relating to the allegations in the State Action or the Federal Action. Upon the Effective Date, the Company releases McKelvey from all other potential claims or

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causes of action relating to any subject matter whatsoever except for potential claims or causes of action currently unknown to the Company’s Board of Directors that involve intentional, fraudulent, or criminal conduct.

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EXHIBIT D

Proposed Preliminary Approval Order

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

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IN RE MONSTER WORLDWIDE, INC. DERIVATIVE LITIGATION	: : : :	Index No. 06-108700
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PRELIMINARY ORDER IN CONNECTION

WITH SETTLEMENT PROCEEDINGS

WHEREAS, as of May 7, 2008, lead plaintiffs Louisiana Municipal Police Employees’ Retirement System and Retirement Board of Allegheny County (“State Lead Plaintiffs”), Monster Worldwide, Inc. (“Monster” or the “Company”), the Special Litigation Committee formed by the Monster Board of Directors (the “Monster SLC”), and defendants Brad Baker, Paul Camara, Thomas Collison, Peter Dolphin, George Eisele, Brian Farrey, John Gaulding, David Hosokawa, Michael Kaufman, Ronald Kramer, John McLaughlin, Robert O’Connell, Andrew J. McKelvey, Myron Olesnyckyj, Steve Pogorzelski, Chris Power, Michael Sileck, David Stein, John Swann, and Jeffrey Taylor (collectively, the “Settling Defendants”), by and through their respective counsel, have entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”), which is subject to review under Section 626(d) of the New York Business Corporation Law, and which, together with the exhibits thereto, sets forth the terms and conditions of the proposed settlement (the “Settlement”) of the claims alleged in the above-captioned shareholder’s derivative action (the “Action”), with prejudice upon the terms and conditions set forth in the

Settlement Agreement; and the Court having read and considered the Settlement Agreement and the accompanying documents; and the parties to the Settlement Agreement having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Settlement Agreement;

NOW, THEREFORE, IT IS HEREBY ORDERED, this            day of                   , 2008, that:

1.             Pursuant to Section 626(d) of the New York Business Corporation Law, and for the purposes of Settlement only, the Court finds that the above-captioned action was properly brought as a derivative action for and on behalf of Monster Worldwide, Inc., and that Lead Plaintiffs Louisiana Municipal Police Employees’ Retirement System and Retirement Board of Allegheny County fairly and adequately represent the interests of the shareholders similarly situated in enforcing the rights of Monster.

2.             The terms of the Settlement are preliminarily approved, subject to further consideration thereof at the Settlement Hearing described in this Order.

3.             A final hearing (the “Hearing”) is hereby scheduled to be held before the Court on                                   , 2008, at           .m., for the following purposes:

a.             to determine whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of Monster and its current stockholders and whether the Settlement should be finally approved by the Court;

b.             to determine whether the Judgment as provided under the Settlement Agreement should be entered;

c.             if the Settlement is approved, to consider the appropriate award to be made to Lead Plaintiffs’ Counsel for attorneys’ fees and expenses;

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d.             to rule upon such other matters as the Court may deem appropriate.

4.                                       The Court reserves:  (a) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the parties to the Settlement consistent with such Settlement, without further notice to Monster stockholders; and (b) the right to continue or adjourn the Hearing from time to time, by oral announcement at the Hearing or at any adjournment thereof, without further notice to the Monster stockholders.

5.                                       The Court approves the form, substance, and requirements of (a) the Summary Notice of Shareholder Derivative Litigation (the “Summary Notice”) annexed hereto as Exhibit      and (b) the Notice of Settlement of Derivative Litigation (the “Full Notice”) annexed hereto as Exhibit     .

6.                                       The Court orders that:

a.             the Summary Notice shall be published by Monster once in a nationwide business publication within fourteen (14) business days of the entry of this Order; and

b.             the Full Notice shall be published by Monster in a Monster Current Report on Form 8-K within fourteen (14) business days of the entry of this Order.

7.                                       The form and method set forth herein of notifying current Monster stockholders of the Settlement and its terms and conditions meet the requirements of Section 626(d) of the New York Business Corporation Law and due process and shall constitute due and sufficient notice to all persons and entities entitled thereto.

8.                                       Any current Monster stockholder may appear at the Hearing and show cause, if he, she, or it has any, why (a) the Settlement of the Action embodied in the

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Settlement Agreement should not be approved as fair, reasonable, and adequate, (b) a judgment should not be entered thereon, or (c) Lead Plaintiffs’ Counsel should not be awarded the requested attorneys’ fees and expenses.  No Monster stockholder shall be heard or entitled to contest the approval of the foregoing, unless such stockholder, no later than thirty (30) days prior to the Hearing, has caused to be filed written objections, stating all supporting bases and reasons, with:

Hon. Norman Goodman

County Clerk of New York County

60 Centre Street, Room 161

New York, New York 10007

and has served copies of all such papers at the same time upon the following by first-class mail:

Salvatore J. Graziano	Stacey R. Friedman
BERNSTEIN, LITOWITZ BERGER	SULLIVAN & CROMWELL LLP
& GROSSMANN LLP	125 Broad Street
1285 Avenue of the Americas	New York, New York 10004
New York, New York 10019
Co-Lead Counsel for State Plaintiffs
Counsel for the Special Litigation	Committee of Monster Worldwide, Inc.

Andrew J. Levander	Lawrence P. Kolker
DECHERT LLP	WOLF HALDENSTEIN ADLER
30 Rockefeller Plaza	FREEMAN & HERZ LLP
New York, New York 10112	270 Madison Avenue
New York, New York 100016
Counsel for Monster Worldwide, Inc.
Co-Lead Counsel for Federal Plaintiffs

Attendance at the Hearing is not necessary in order for the objection to be considered by the Court; however, persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing.  Thus, every objection must contain:  (a) the person’s name, address, and telephone

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number; (b) the number of shares of Monster common stock the person owns; (c) the date(s) of purchase of such shares; (d) a detailed statement of the basis for the person’s objections or comments upon the Settlement, Lead Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (e) any supporting papers, including all documents and writings that the person desires the Court to consider; and (f) a representation as to whether the person intends to appear at the Hearing.

9.             Any current Monster stockholder who does not make his, her, or its objection in the manner provided in the preceding paragraph of this Order shall be deemed to have waived such objection and shall forever be foreclosed from making objections to the fairness, adequacy, or reasonableness of the Settlement.

10.           If the Settlement Agreement is not approved or cannot become effective or final for any reason, including as a result of modification of the Judgment on appeal, the Settlement Agreement and all proceedings held in connection therewith shall be null and void and vacated, and the Action shall proceed completely without prejudice to the status quo ante rights of the Parties as to any matter of law or fact, all parties shall be returned to their positions as of the date of the Settlement Agreement and all documents executed pursuant to the Settlement Agreement shall be revoked and canceled.

11.           Any current Monster stockholders shall be bound by the applicable determinations and orders, and by the Judgment, whether favorable or unfavorable to any of them.

12.           The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or connected with the Settlement.

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13.           Institution or prosecution of any and all proceedings in this Court or any other court relating to the Claims, as that term is defined in the Settlement Agreement, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement Agreement or the responsibilities related or incidental thereto, shall be barred.

14.           The Settlement Agreement and all negotiations, statements, proceedings, and documents related to it are not, and shall not be construed to be, an admission by any of the Parties concerning the validity or invalidity of any of the Claims asserted in this Action.

Dated:

J.S.C.

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EXHIBIT E

Proposed Summary Notice of Settlement

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
IN RE MONSTER WORLDWIDE, INC. DERIVATIVE LITIGATION	: : : :	Index No. 06-108700
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

IN RE MONSTER WORLDWIDE, INC. STOCK OPTION DERIVATIVE LITIGATION	: : : :	INDEX NO. 1:06-CV-04622 (NRB)
x

SUMMARY NOTICE OF SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

TO:                           ALL CURRENT SHAREHOLDERS OF MONSTER WORLDWIDE, INC. COMMON STOCK

YOU ARE HEREBY NOTIFIED, pursuant to Section 626(d) of the New York Business Corporation Law and an Order of Supreme Court of the State of New York, New York County (the “State Court”), and pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the U.S. District Court for the Southern District of New York (the “Federal Court”), that a proposed settlement (the “Settlement”) has been reached in the above-captioned shareholder derivative actions, In re Monster Worldwide, Inc. Derivative

Litigation, 06-108700 pending in the Supreme Court of the State of New York (the “State Action”), and In re Monster Worldwide, Inc. Stock Option Derivative Litigation, 06-cv-04622 pending in the U.S. District Court for the Southern District of New York (the “Federal Action,” collectively the “Actions”), with defendants Brad Baker, Paul Camara, Thomas Collison, Peter Dolphin, George Eisele, Brian Farrey, John Gaulding, David Hosokawa, Michael Kaufman, Ronald Kramer, John McLaughlin, Andrew J. McKelvey, Robert O’Connell, Myron Olesnyckyj, Steve Pogorzelski, Chris Power, Michael Sileck, David Stein, John Swann, and Jeffrey Taylor (collectively, the “Settling Defendants”), subject to court approval.

A hearing will be held before the Honorable Eileen Bransten of the New York State Supreme Court, at the New York County Courthouse, 60 Centre Street, Room 442, New York, New York 10007, on                       , 2008, at        .m. (the “Hearing”), to determine whether the proposed settlement of the Actions should be approved by the Court as fair, reasonable, and adequate and in the best interests of Monster Worldwide, Inc. (“Monster” or the “Company”), and to consider the application of plaintiffs’ counsel for attorneys’ fees and expenses.  The terms of the Settlement are set forth in the Stipulation and Agreement of Settlement of Derivative Litigation (the “Settlement Agreement”), dated    May 7, 2008, which was filed in the Actions on                             , 2008.

IF YOU ARE A CURRENT SHAREHOLDER OF MONSTER WORLDWIDE, INC., YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTIONS.

This is a summary notice only.  For additional information about the allegations of the complaint and the terms of the proposed settlement (including a detailed description of the corporate governance changes to be implemented as a result of the

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settlement), shareholders are directed to [link to 8-K on the internet], or shareholders without access to the Internet can obtain a copy of this document by contacting:

Robert Jones

Monster Worldwide, Inc.

622 Third Avenue

New York, New York 10017

If you are a current shareholder of Monster Worldwide, Inc., you have the right to appear in these Actions.  Unless otherwise ordered by the State Court, however, no Monster stockholder or any person shall be heard or shall be entitled to contest the approval of the Settlement, or Lead Plaintiffs’ Counsel’s fee application, and no papers, briefs, pleadings or other documents submitted by any Monster stockholder or any other person shall be received and considered, unless, no later than thirty (30) days prior to the Hearing that person has caused to be filed written objections, stating all supporting bases and reasons, with:

Hon. Norman Goodman

County Clerk of New York County

60 Centre Street, Room 161

New York, New York 10007

and has served copies of all such papers at the same time upon the following by first-class mail:

Salvatore J. Graziano	Stacey R. Friedman
BERNSTEIN LITOWITZ BERGER	SULLIVAN & CROMWELL LLP
& GROSSMANN LLP	125 Broad Street
1285 Avenue of the Americas	New York, New York 10004
New York, New York 10019
Counsel for the Special Litigation
Co-Lead Counsel for State Plaintiffs	Committee of Monster Worldwide, Inc.

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Andrew J. Levander	Lawrence P. Kolker
DECHERT LLP	WOLF HALDENSTEIN ADLER
30 Rockefeller Plaza	FREEMAN & HERZ LLP
New York, New York 10112	270 Madison Avenue
New York, New York 100016
Counsel for Monster Worldwide, Inc.
Co-Lead Counsel for Federal Plaintiffs

Every objection must contain:  (a) the person’s name, address, and telephone number; (b) the number of shares of Monster common stock the person owns; (c) the date(s) of purchase of such shares; (d) a detailed statement of the basis of the person’s objections to or comments upon the Settlement, Lead Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (e) any supporting papers, including all documents and writings that the person desires the Court to consider; and (f) a representation as to whether the person intends to appear at the Hearing.

Any Monster stockholder who does not make his, her, or its objection in the manner provided for in the preceding paragraph shall be deemed to have waived such objection and shall forever be foreclosed from making any objections to the fairness, adequacy, or reasonableness of the Settlement, or Lead Plaintiffs’ Counsel’s fee application.

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

By Order of the Court

Dated:                                , 2008

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EXHIBIT F

Proposed Full Notice of Settlement

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
IN RE MONSTER WORLDWIDE, INC. DERIVATIVE LITIGATION	: : : :	Index No. 06-108700
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x

IN RE MONSTER WORLDWIDE, INC. STOCK OPTION DERIVATIVE LITIGATION	: : : :	INDEX NO. 1:06-CV-04622 (NRB)
x

NOTICE OF SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

TO:                            ALL CURRENT SHAREHOLDERS OF MONSTER WORLDWIDE, INC. COMMON STOCK

YOU ARE HEREBY NOTIFIED, pursuant to Section 626(d) of the New York Business Corporation Law and an Order of Supreme Court of the State of New York, New York County (the “State Court”), and pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the U.S. District Court for the Southern District of New York (the “Federal Court”), that a proposed settlement (the “Settlement”) has been reached in the above-captioned shareholder derivative actions, In re Monster Worldwide, Inc. Derivative

Litigation, 06-108700 pending in the Supreme Court of the State of New York (the “State Action”), and In re Monster Worldwide, Inc. Stock Option Derivative Litigation, 06-cv-04622 pending in the U.S. District Court for the Southern District of New York (the “Federal Action,” collectively the “Actions”), with defendants Brad Baker, Paul Camara, Thomas Collison, Peter Dolphin, George Eisele, Brian Farrey, John Gaulding, David Hosokawa, Michael Kaufman, Ronald Kramer, John McLaughlin, Andrew J. McKelvey, Robert O’Connell, Myron Olesnyckyj, Steve Pogorzelski, Chris Power, Michael Sileck, David Stein, John Swann, and Jeffrey Taylor (collectively, the “Settling Defendants”), subject to court approval.

A hearing will be held before the Honorable Eileen Bransten of the New York State Supreme Court, at the New York County Courthouse, 60 Centre Street, Room 442, New York, New York 10007, on                       , 2008, at          .m. (the “Hearing”), to determine whether the proposed settlement of the Actions should be approved by the Court as fair, reasonable, and adequate and in the best interests of Monster Worldwide, Inc. (“Monster” or the “Company”), and to consider the application of plaintiffs’ counsel for attorneys’ fees and expenses. The terms of the Settlement are set forth in the Stipulation and Agreement of Settlement of Derivative Litigation (the “Settlement Agreement”), dated    May 7, 2008, which was filed in the Actions on                             , 2008.

This notice was prepared by the parties to the Settlement, who are requesting that the State Court approve the Settlement after the Hearing noticed herein and that both the State Court and the Federal Court issue orders of judgment dismissing certain claims with prejudice upon such approval in accordance with the Settlement Agreement, and is being

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disseminated pursuant to the Order entered by the State Court on                     , 2008, and the Order entered by the Federal Court on                     , 2008.

IF YOU ARE A CURRENT SHAREHOLDER OF MONSTER WORLDWIDE, INC., YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTIONS.

BACKGROUND OF THE LITIGATION

1.                                       By order dated September 15, 2006, three shareholder derivative actions filed in the Supreme Court of the State of New York in New York County—Currie v. Camara, et al., 06-108700, Ret. Bd. of Allegheny County v. Camara, et al., 06-602205 and Louisiana Mun. Police Employees’ Ret. Sys. v. McKelvey, et al., 06-602549—were consolidated and re-captioned In re Monster Worldwide, Inc. Derivative Litigation, 06-108700. The Court appointed Louisiana Municipal Police Employees’ Retirement System and Retirement Board of Allegheny County as co-lead plaintiffs (“State Lead Plaintiffs”) and designated the law firms of Bernstein Litowitz Berger & Grossmann LLP and Schiffrin Barroway Topaz & Kessler, LLP as co-lead counsel for the Lead Plaintiffs (“State Lead Plaintiffs’ Counsel”).

2.                                       By order dated October 20, 2006, three shareholder derivative actions filed in the U.S. District Court for the Southern District of New York—Parnes, et al. v. McKelvey, et al., 06-cv-04622, Philadelphia Bd. of Pensions and Ret. v. McKelvey, et al., 06-cv-05763 and Nat’l Roofing Indus. Pension Plan v. McKelvey, et al., 06-cv-06093—were consolidated and re-captioned In re Monster Worldwide, Inc. Stock Option Derivative Litigation, 06-cv-04622 (the “Federal Action”). The Court appointed Ruthy Parnes, City of Philadelphia Board of Pensions and Retirement, and National Roofing Industry Pension Plan (“Federal Lead Plaintiffs” and together with the State Lead Plaintiffs, “Lead Plaintiffs”). The

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Court also appointed Wolf Haldenstein Adler Freeman & Herz LLP, Barrack, Rodos & Bacine, and Coughlin Stoia Geller Rudman & Robbins LLP as co-lead counsel for the Lead Plaintiffs (“Federal Lead Plaintiffs’ Counsel” and together with State Lead Plaintiffs’ Counsel, “Lead Plaintiffs’ Counsel”).

3.                                       On December 1, 2006, State Lead Plaintiffs filed an Amended and Consolidated Verified Shareholder Derivative Complaint (the “State Complaint”) in the State Action. The State Complaint alleges claims against certain Monster directors, officers and employees, including the Settling Defendants, for granting, obtaining, approving and/or involvement in the issuance of backdated stock options. The State Complaint asserts claims for an accounting, breach of fiduciary duties, aiding and abetting a breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and rescission. State Lead Plaintiffs allege that Monster suffered damages as a result.

4.                                       On December 21, 2006, Federal Lead Plaintiffs filed a Consolidated and Amended Verified Derivative Action Complaint (the “Federal Complaint”) was filed in the Federal Action, which similarly alleges claims against certain Monster directors, officers and employees, including the Settling Defendants, for granting, obtaining, approving, and/or involvement in the issuance of backdated stock options. The Federal Complaint asserts claims for violations of Sections 14(a) and 10(b) of the Securities Exchange Act of 1934, an accounting, breach of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, rescission, and for a constructive trust.

5.                                       The litigation efforts of the Company, the Monster SLC and its counsel, and Lead Plaintiffs and their counsel, were a material cause of each of the reforms and monetary recoveries agreed to in the Settlement.

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CERTAIN DEFINITIONS

6.                                       As used herein, the following terms have the meanings specified below:

(a)                                  “Claims” means any and all claims (including for costs, expenses, and attorneys’ fees), demands, rights, indemnities counter-claims, cross-claims, or causes of action that were asserted in the State Action and the Federal Action, or that could have been asserted, whether as claims, counter-claims, or cross-claims, whether such claims are known or unknown, which arise out of or are based upon or relate to the allegations, transactions, facts, matters or occurrences, representations, or omissions involved, set forth, or referred to in the State Complaint or in the Federal Complaint, or that relate to the prosecution of the State Action and the Federal Action, the Monster SLC, or actions taken by the Company at the direction of the Monster SLC, but does not include non-derivative claims asserted in In re Monster Worldwide, Inc. Securities Litigation, 07 CV 2237 (S.D.N.Y.) (JSR), any claims, counter-claims, cross-claims, or causes of action that were asserted in Taylor v. Monster Worldwide, Inc., No. 06-cv-8322 (S.D.N.Y.) (AKH), or that could have been asserted based upon claims relating to the administration and management of the Monster Worldwide, Inc. 401(k) Savings Plan, or any claims by Settling Defendants for advancement of legal fees, expenses or indemnification as discussed in paragraph 8 of the Settlement Agreement.

(b)                                 “Effective Date” means the first date by which all of the events and conditions specified in paragraph 24 of the Settlement Agreement have been met and have occurred.

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(c)                                  “Final” means:  (i) the date of final affirmance on an appeal of the Judgment; (ii) the date of final dismissal of any appeal from the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the State Court’s Judgment approving the Settlement Agreement. Any proceeding or order, or any appeal pertaining solely to an application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

(d)                                 “Hearing” means the settlement hearing in State Court to consider the fairness of the Settlement Agreement.

(e)                                  “Stage I Recovery” means the recovery by the Company from the Settling Defendants as set forth on Exhibits B and C. This includes the recovery from Settling Defendant Andrew J. McKelvey, constituting $8,000,000 plus the conversion of his shares of Class B Common Stock into shares of Class A Common Stock, plus the cancellation of Anthony Bonica’s options and restricted stock, and the recovery from three non-defendants:  Margaretta Noonan, Roxane Previty, and Nancy Rooney.

(f)                                    “Stage II Legal Claims” means all Claims on behalf of Monster against defendants Stuart McKelvey and James Treacy, as well as against any additional persons, other than the Settling Defendants, that the Monster SLC deems appropriate.

REASONS FOR THE SETTLEMENT

7.                                       The Settlement is intended fully, finally and forever to resolve, discharge and settle the Claims with prejudice among and between Monster, the Monster SLC, Lead Plaintiffs, and the Settling Defendants (collectively, the “Parties”).

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8.             The Parties recognize that the Actions have been filed by the Lead Plaintiffs and defended by the Settling Defendants and Monster in good faith and with adequate basis in fact, that the Actions are being voluntarily settled after advice of counsel and that the terms of the Settlement Agreement are fair, adequate and reasonable.  The Settlement Agreement shall not be construed or deemed to be evidence of or an admission or concession of any liability, negligence, fault or wrongdoing of any of the Parties.  The Settlement Agreement shall not be construed or deemed to be evidence of or an admission or concession on the part of any of the Settling Defendants with respect to any of the Claims or of any fault or liability or wrongdoing whatsoever, or any infirmity in the defenses that the Settling Defendants have or could have asserted.  The Settlement Agreement also shall not be construed or deemed to be evidence of or an admission or concession on the part of Lead Plaintiffs, Monster or the Monster SLC of any infirmity in the Claims.

9.             The Monster SLC and Lead Plaintiffs have made comprehensive and thorough investigations of all of the claims and allegations asserted in the State Action and the Federal Action.  While the Monster SLC and Lead Plaintiffs believe that the claims asserted have merit, they also believe that the Settlement provides reasonable and fair compensation to the Company and is in the best interests of the Company.  In agreeing to the Settlement, the Monster SLC and Lead Plaintiffs have considered:  (a) the facts developed through their investigation and evaluation of the relevant law; (b) the attendant risks and uncertainty of litigation, as well as the burdens and delay inherent in such litigation; (c) Settling Defendants’ defenses; (d) the substantial cost to the Company of continuing any litigation; and (e) the conclusion of the Monster SLC and Lead Plaintiffs that, under the

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circumstances, the terms and conditions of the Settlement as set forth in the Settlement Agreement are fair, reasonable, adequate and in the best interests of the Company.

10.           The Settling Defendants have vigorously denied, and continue to deny, any and all liability with respect to the Actions, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, deny that they acted improperly in any way, and deny liability of any kind to the Company. (1)  The Settling Defendants have agreed to the Settlement to:  (a) avoid further expense; (b) dispose of potentially burdensome and protracted litigation; (c) finally put to rest all claims the Company may have arising from or relating to the State Action and the Federal Action; and (d) permit the Company and its officers and directors to pursue the Company’s business without collateral involvement in ongoing litigation.

11.           In light of these considerations, the Parties, through their counsel, engaged in arm’s-length negotiations and have agreed the Settlement, whose terms are entirely set forth in the Settlement Agreement.  As such, the Settlement, which provides immediate, material benefits to the current Monster shareholders and Monster, is in the Company’s best interests.

(1)           Settling Defendant Myron Olesnyckyj does not join this sentence of the Notice.  On the advice of counsel, Mr. Olesnyckyj asserts his right against self-incrimination contained in the Fifth Amendment to the Constitution of the United States and declines to make any representations regarding the allegations in the State Action or the Federal Action in this sentence or elsewhere in this Notice.  Settling Defendant Andrew J. McKelvey joins this portion of the Settlement Agreement only to the extent that it is consistent with a Deferred Prosecution Agreement between him and the United States Attorney’s Office for the Southern District of New York dated January 23, 2008.

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12.           No Court has determined the merits of the Claims or the defenses thereto.  This notice does not imply that there has been or would be any finding of violation of law or that recovery could be had in any amount if the Actions were not settled.

TERMS OF THE SETTLEMENT

13.           As a result of the filing, prosecution and Settlement of the State Action and the Federal Action, Lead Plaintiffs, the Monster SLC, and the Board of Directors of Monster (the “Board”) have agreed that the Board shall adopt and/or cause the Company to implement (to the extent not already implemented) via amendments to the Company’s charter, bylaws, and/or committee charters, the following corporate governance practices:

A.                                   Stock Option Grants

1.                                       Except as provided below, Monster stock options shall only be granted at regularly scheduled, quarterly meetings of the Compensation Committee.  The dates of the quarterly meetings shall be set by the Compensation Committee at least sixty days prior to the meeting.  In exceptional circumstances, such as an acquisition or the hire of a new employee, the Compensation Committee may permit the granting of stock options on other dates.  The Compensation Committee’s approval of any exceptional circumstances grant must be in writing and include a reasonable description of the exceptional circumstances.

2.                                       Monster stock option grants shall be limited to a reasonable size with limits to be set by the Compensation Committee.

3.                                       Monster stock option grants shall have a minimum vesting period of two years and vest ratably.  At least 25 percent of all stock option grants shall vest in no less than three years.  The Compensation Committee may, however, allow for shorter vesting periods in exceptional circumstances, such as an acceleration event or a change in control.

4.                                       All actions required to effect the grant of a stock option by the Company’s governance provisions, stock option plans, and applicable laws, shall be completed, executed, and documented in writing.

5.                                       All stock option grant recipients shall be identified on the date of the

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option grant, as well as the strike price and number of options received by each individual.

6.                                       Any future oral grant of stock options shall be null and void.

7.                                       All records relating to the award of stock options shall be maintained for at least ten years, and in no event shall the records be destroyed prior to the exercise or expiration of all options which are the subject of those records.

8.                                       Monster’s Forms 10-Ks shall each include a list of the names of all persons awarded 100,000 or more stock options during the relevant period of each Form 10-K, the number of stock options awarded per person, the date of each award, the strike price, and the vesting period.

9.                                       All stock option plans shall be approved by a majority of the shareholders of Monster.

10.                                 In the event the Company institutes a share repurchase program specifically intended to repurchase shares upon exercise of outstanding options issued under any of the Company’s option plans, then the Company shall promptly disclose such share repurchase program, as well as the number of shares that the Company intends to purchase in connection with the exercise of such options.  The Company will continue quarterly to disclose the number of shares year to date that were repurchased pursuant to any share repurchase program, as well as the number of shares that were issued by the Company in connection with the exercise of stock options granted by the Company under any of its option plans.

B.                                     The Board of Directors

1.                                       Monster shall implement the NASDAQ standard for director independence.

2.                                       An “independent director” shall be defined as a director who is not, or in the past three years has not been, employed by the Company, its subsidiaries or affiliates; does not, or in the past three years has not, received any material remuneration as an advisor, consultant, or legal counsel to the Company, its subsidiaries, or affiliates or to a member of the Company’s senior management; does not have, and in the past three years had no, material contracts with the Company, its subsidiaries, or affiliates pursuant to which the director himself or herself directly performed personal services for the Company; is not, and in the past three years has not been, affiliated with or employed by an accounting firm that has acted as independent auditor of the

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Company, its subsidiaries, or affiliates during that three-year time period; and has not, in the past three years, had any material business relationship or engaged in any significant transaction with the Company, or its subsidiaries or affiliates, other than for service as a director.

3.                                       At least two-thirds of the Board shall be comprised of “independent directors.”

4.                                       Each independent director shall certify, in writing, his or her “independence,” as defined above, and immediately inform, in writing, the Chairman of the Board of any change in status.

5.                                       Unless approved by a majority vote of independent directors, the acting Chairman of the Board shall be someone other than the CEO.

6.                                       The independent directors shall meet separately from the rest of the Board at least once per quarter.

7.                                       The independent directors shall annually elect or reaffirm by majority vote a “Lead Independent Director.”  The position of Lead Independent Director shall rotate at least once every three years.  In addition to the duties of all Board members, which shall not be limited or diminished by the Lead Independent Director’s role, the specific responsibilities of the Lead Independent Director shall include:

a.                                       advising the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

b.                                      providing the Board with input as to the preparation of agendas for Board and Committee meetings;

c.                                       advising the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; and, although the Company’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain materials;

d.                                      recommending to the Board the retention of consultants who report directly to the Board;

e.                                       coordinating, developing the agenda, and presiding at

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executive sessions of the independent directors, which shall be held at least quarterly; and

f.                                         acting as principal liaison between the independent directors and the Chairman of the Board on sensitive issues.

8.                                       Directors shall be limited to serving on the boards of no more than four public companies, including Monster Worldwide.

C.                                     Election of Directors

1.                                       All directors shall stand for election annually unless such a provision is changed by the shareholders.

2.                                       Any director who does not obtain an affirmative shareholder vote of greater than 50 percent of those shares voting shall offer to resign.  The Board may accept or reject the offer of resignation.

D.                                    The Compensation and Audit Committees

1.                                       The Audit Committee of the Board shall include a minimum of three independent directors, as defined above, and the Compensation Committee of the Board shall include a minimum of two independent directors, as defined above.

2.                                       The Chairman of the Compensation Committee shall not serve as the Chairman of the Audit Committee.

3.                                       The Audit and Compensation Committees shall have plenary authority to retain independent, outside counsel, which shall be available to, among other things, review the award of stock option grants, and to discharge any such counsel.  The Company shall also have the right to retain independent, outside counsel to review such matters.

4.                                       At least one member of the Audit Committee shall qualify as an “audit committee financial expert” as defined by item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

5.                                       The Audit Committee shall have exclusive authority to retain the Company’s external auditor (subject to ratification by the affirmative vote of a majority of the shareholders) and to discharge any such firm.

6.                                       The Audit Committee shall meet:

a.                                       with the Company’s external auditor, at least annually, outside of the presence of Company employees, to review the results of

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each external audit of the Company, the report of the audit, any related management letter, management’s responses to recommendations made by the external auditor in connection with the audit, all significant reports of the internal auditing department, and management’s responses to those reports; and

b.                                      separately with management and the Company’s external auditor prior to the filing with the SEC of each Form 10-K and 10-Q to discuss, among other things, the appropriateness of the Company’s accounting policies.

7.                                       The Compensation Committee shall select and retain an expert independent consultant, once every two years, to evaluate the Company’s stock option grants and stock option program (if any exists).

E.                                      The Corporate Governance and Nominating Committee

1.                                       The Nominating Committee shall be renamed the Corporate Governance and Nominating Committee, which, in addition to its current responsibilities, shall have principal responsibility for recommending revisions to this Corporate Governance Plan.  In particular, the Corporate Governance and Nominating Committee shall:

a.                                       Periodically review the governance structure of the Board;

b.                                      Recommend to the Board the director nominees to serve on Board committees;

c.                                       Periodically review the size of the Board; and

d.                                      Conduct an annual review of the independence of all directors pursuant to the independence guidelines set forth above.

2.                                       The Corporate Governance and Nominating Committee shall include a minimum of two members of the Board of Directors who shall all be independent.

F.                                      Corporate Control and Compliance

1.                                       There shall be a Senior Vice President of Risk and Internal Audit who shall head Internal Audit and report directly to the Chief Financial Officer and to the Chairperson of the Audit Committee.  The Senior Vice President of Risk and Internal Audit shall be responsible for examining and evaluating the adequacy and effectiveness of the

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Company’s internal control procedures, shall have no other significant Company responsibilities, and shall not have any Company responsibilities incompatible with responsibility for the Company’s internal control procedures.  Such officer may only be removed with the approval of the Audit Committee.

2.                                       The annual report on internal controls mandated by § 404 of the Sarbanes-Oxley Act of 2002 shall assess the compliance of the Company’s future stock option grants with the terms of the stock option plan.

G.                                     Adoption and Amendment of Corporate Governance Plan

1.                                       Any proposed amendment(s) to this Corporate Governance Plan must be approved by a vote of two-thirds of the Independent Directors.

Monster, the Monster SLC, and Lead Plaintiffs agree that these corporate governance measures are in the best interests of Monster and Monster’s shareholders.

14.           Monster, the Monster SLC, and the Lead Plaintiffs agree that the Settlement, pursuant to the terms of the Stage I Recovery set forth on Exhibits B and C attached to the Settlement Agreement, including one or more cash payments to Monster, cancellation of outstanding Monster stock options and restricted stock units, and/or repricing of outstanding Monster stock options, in exchange for a release of liability from all Claims is in the best interests of the Company and provides a substantial benefit to Monster and its shareholders.  In addition, Monster, the Monster SLC, and the Lead Plaintiffs further agree that Monster receives significant corporate process benefits from the corporate governance practices set forth in paragraph 13 and the conversion of Andrew J. McKelvey’s shares of Class B Common Stock into shares of Class A Common Stock.

15.           It is an important element to each of the Parties’ participation in this Settlement that they obtain the fullest possible release from further liability to anyone relating to the Claims.  It is the intention of the Parties that this Settlement eliminate all

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further risk and liability of the Parties to the Claims, and that the Settlement shall be a final and complete resolution of all disputes asserted or which could be or could have been asserted with respect to the Claims, whether known or unknown.

16.           Upon the Effective Date, the Monster SLC, Lead Plaintiffs, and Monster and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, attorneys, heirs, administrators, successors and assigns, shall release and be deemed to release and forever discharge, and shall forever be enjoined from prosecuting, the Claims against each and all of the Settling Defendants and their respective heirs, executors, administrators, successors, assigns, affiliates, employees, partners, and agents.

17.           Upon the Effective Date, each and all of the Settling Defendants, on their own behalf and on behalf of their respective heirs, executors, administrators, successors, assigns, affiliates, employees, partners, agents, and attorneys, shall release and be deemed to release and forever discharge, and shall be forever enjoined from prosecuting, the Claims against the Monster SLC, Lead Plaintiffs, and Monster and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, attorneys, heirs, administrators, successors, and assigns, except the rights described in paragraph 8 of the Settlement Agreement.  Upon the Effective Date, Andrew J. McKelvey will also be released from all other potential claims or causes of action relating to any subject matter whatsoever except for potential claims or causes of action currently unknown to the Company’s Board of Directors that involve intentional, fraudulent, or criminal conduct in consideration for the recovery obtained from him.

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18.           The Monster SLC will use its best efforts to seek prompt resolution of the Federal Action as against each of the Settling Defendants consistent with the terms of the Settlement Agreement.

19.           The Monster SLC will assume the pending Stage II Legal Claims.  If the Monster SLC reaches any proposed resolution of the pending Stage II Legal Claims (including the potential dismissal of such claims), the Monster SLC shall provide Lead Plaintiffs’ Counsel with notice of such proposed resolution seven (7) days before the SLC approves the proposed resolution, and Lead Plaintiffs shall be afforded the opportunity to comment on the terms of the proposed resolution during that seven-day period.  Lead Plaintiffs agree that the Monster SLC will have the exclusive right to investigate, assert, pursue, and settle future Stage II Legal Claims, if any, that Monster may have against any parties or non-parties if such claims arise from or are related to the allegations in the State Complaint or the allegations in the Federal Complaint.

20.           The Monster SLC and Lead Plaintiffs conclude that there is no basis for the Claims against Brad Baker, Chris Power, and David Stein and that those Claims should be dismissed with prejudice.  Nonetheless, the Monster SLC, Monster, Lead Plaintiffs, Brad Baker, Chris Power and David Stein agree to settle any Claims in consideration of mutual releases as described in paragraphs 15-17 above.

LEAD PLAINTIFFS’ COUNSEL ATTORNEYS’ FEES AND EXPENSES

21.           Lead Plaintiffs’ Counsel have agreed to apply to the State Court for an award of attorneys’ fees and expenses not to exceed $4.9 million (the “Attorneys’ Fees”).

22.           The fee application shall be in accordance with the terms detailed in paragraphs 17-20 of the Settlement Agreement and Monster has agreed not to oppose that

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application if so limited.  Payment by Monster of any Attorneys’ Fees shall not be made prior to, and is contingent upon, the Effective Date.

23.           To date, Lead Plaintiffs’ Counsel have not received any payment for their services in prosecuting these Actions, nor have they been reimbursed for their out-of-pocket expenses.  The Attorneys’ Fees would compensate counsel for their efforts in achieving the benefits described herein and in the Settlement Agreement, and for their risk in undertaking this representation on a contingency basis.

SETTLEMENT HEARING

24.           The Hearing will be held on                       , 2008, at        .m., before the Honorable Eileen Bransten, of the New York State Supreme Court, at the New York County Courthouse 60 Centre Street, Room 442, New York, NY 10007.  The purpose of the Hearing will be to determine whether the proposed Settlement should be approved by the State Court as fair, reasonable and adequate and to consider the application of Lead Plaintiffs’ Counsel for attorneys’ fees and expenses.  The State Court will also rule on any other matters before it.  Pursuant to the Federal Court’s Conditional Order of Dismissal, all current Monster shareholders will be bound by the applicable determinations and orders of the State Court, and by the Judgment in the State Action.

25.           The State Court may adjourn the Hearing by oral announcement at such hearing or at any adjournment without further notice of any kind.  The State Court may approve the Settlement with or without modifications, enter a Judgment, and order the payment of the Attorneys’ Fees without further notice of any kind.

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RIGHT TO APPEAR AND OBJECT

26.           Any current Monster shareholder may appear at the Hearing, in person or through counsel of his, her or its choice, to show cause why (a) the Settlement should not be approved, (b) a Judgment on the terms contained in the Settlement Agreement should not be entered, or (c) Lead Plaintiffs’ Counsel should not be awarded the requested attorneys’ fees and expenses.  Unless otherwise ordered by the State Court, however, no Monster shareholder shall be heard or shall be entitled to contest the approval of the Settlement, or Lead Plaintiffs’ Counsel’s fee application, and no papers, briefs, pleadings or other documents submitted by any Monster shareholder or any other person shall be received and considered, unless, no later than thirty (30) days prior to the Hearing that person has caused to be filed written objections, stating all supporting bases and reasons, with:

Hon. Norman Goodman

County Clerk of New York County

60 Centre Street, Room 161

New York, New York 10007

and has served copies of all such papers at the same time upon the following by first-class mail:

Salvatore J. Graziano	Stacey R. Friedman
BERNSTEIN LITOWITZ BERGER	SULLIVAN & CROMWELL LLP
& GROSSMANN LLP	125 Broad Street
1285 Avenue of the Americas	New York, New York 10004
New York, New York 10019
Counsel for the Special Litigation
Co-Lead Counsel for State Plaintiffs	Committee of Monster Worldwide, Inc.

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Andrew J. Levander	Lawrence P. Kolker
DECHERT LLP	WOLF HALDENSTEIN ADLER
30 Rockefeller Plaza	FREEMAN & HERZ LLP
New York, New York 10112	270 Madison Avenue
New York, New York 100016
Counsel for Monster Worldwide, Inc.
Co-Lead Counsel for Federal Plaintiffs

27.           Every objection must contain:  (a) the person’s name, address and telephone number; (b) the number of shares of Monster common stock the person owns; (c) the date(s) of purchase of such shares; (d) a detailed statement of the basis of the person’s objections to or comments upon the Settlement, Lead Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (e) any supporting papers, including all documents and writings that the person desires the Court to consider; and (f) a representation as to whether the person intends to appear at the Hearing.

28.           Any Monster shareholder who does not make his, her, or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objections to the fairness, adequacy, or reasonableness of the Settlement, or Lead Plaintiffs’ Counsel’s fee application.

29.           Monster shareholders do not need to take any action to indicate their approval of the Settlement and the Settlement Agreement.

FURTHER INFORMATION

30.           This Notice does not describe all of the details of the Settlement Agreement.  For additional information about the allegations of the complaint and the terms of the proposed settlement, shareholders are directed to [link to 8-K on the internet], or shareholders without access to the Internet can: (a) review the Settlement Agreement filed

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with the Court, which may be inspected during business hours, at the office of the County Clerk, 60 Centre Street, New York, NY  10007; or (b) obtain a copy of this document by contacting:

Robert Jones

Monster Worldwide, Inc.

622 Third Avenue

New York, New York 10017

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

DATED:                       , 2008

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EXHIBIT G

Proposed Order and Judgment

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
:
IN RE MONSTER WORLDWIDE, INC.	:	Index No. 06-108700
DERIVATIVE LITIGATION	:
:
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

ORDER AND JUDGMENT

A Hearing having been held before this Court on                       , 2008, pursuant to this Court’s Preliminary Approval Order, dated                           , 2008, on the Settlement set forth in the Stipulation and Agreement of Settlement of Derivative Litigation, dated May 7, 2008 (the “Settlement Agreement”), and on the application for an award of attorneys’ fees and expenses to Lead Plaintiffs’ Counsel as set forth in the Settlement Agreement (the “Fee Application”); and given that due notice (the “Notice”) of the Hearing was provided in accordance with the Preliminary Approval Order; the respective parties having appeared by their respective attorneys, and such attorneys having been heard; [no person having objected] to the Settlement and Fee Application; the matters having been considered by the Court; all parties having consented to the entry of this Order; and the Court having made its findings of fact and conclusions of law as set forth below:

IT IS ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.             For purposes of this Order and Judgment (the “Judgment”), the Court adopts and incorporates the definitions contained in the Settlement Agreement.  Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Settlement Agreement.

2.             This Court has jurisdiction over the subject matter of the State Action, and over all parties to the State Action.

3.             Pursuant to Section 626(d) of the New York Business Corporation Law and for the purposes of the Settlement only, the Court finds that the State Action was properly brought as a derivative action for and on behalf of Monster, and that State Lead Plaintiffs are adequate derivative representatives of Monster who adequately represent the interests of the shareholders similarly situated in enforcing the rights of Monster in the State Action.

4.             The Court finds that the Notice was given in accordance with the Preliminary Approval Order and such notice was reasonable and constituted the most practicable notice under the circumstances, constituted valid, due, and sufficient notice to all persons entitled to receive such notice, and complied fully with the requirements of due process and any other applicable law.

5.             The Court finds that the Monster SLC was comprised of independent and disinterested members.

6.             The Court finds that the Monster SLC and Lead Plaintiffs’ Counsel conducted comprehensive, independent investigations to assess the merits of claims arising from or relating to allegations in the State Action and the related Federal Action.

7.             This Court hereby approves the Settlement as set forth in the Settlement Agreement and finds, in accordance with Section 626(d) of the New York Business Corporation Law, that said Settlement is, in all respects, fair, reasonable, adequate,

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and in the best interests of Monster and its shareholders and directs the consummation and implementation of the Settlement in accordance with the terms and provisions of the Settlement Agreement.

8.             This Court further finds that the Settlement has been entered into and made in good faith, and that Lead Plaintiffs’ Counsel and the Monster SLC have fairly and adequately represented the interests of Monster and its shareholders in connection with the Actions and the settlement of the Actions.

9.             Monster is realigned as plaintiff to allow the Monster SLC to prosecute the Stage II Legal Claims.

10.           The Lead Plaintiffs, Monster, and the Monster SLC, on their own behalf and on behalf of their respective predecessors, successors, affiliates, heirs, agents, executors, administrators, assigns, subsidiaries, members, directors, officers, employees, partners, agents, and attorneys, and any person they represent, are hereby permanently barred and enjoined from prosecuting the Claims against the Settling Defendants and their respective successors, heirs, executors, administrators, assigns, and affiliates, except for the rights described in paragraph 8 of the Settlement Agreement.

11.           The Settling Defendants, on their own behalf and on behalf of their respective successors, affiliates, heirs, agents, executors, administrators, and assigns, are permanently barred and enjoined from prosecuting the Claims against the Lead Plaintiffs, Monster, and the Monster SLC and their respective predecessors, successors, affiliates, heirs, agents, executors, administrators, assigns, subsidiaries, members, directors, officers, employees, partners, agents, and attorneys, except for the rights described in paragraph 8 of the Settlement Agreement.

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12.           The Claims are hereby compromised, settled, released, discharged, and dismissed with prejudice as against the Parties and their respective predecessors, successors, affiliates, heirs, agents, executors, administrators, assigns, subsidiaries, members, directors, officers, employees, partners, agents, and attorneys.

13.           This Court hereby decrees that neither the Settlement Agreement, nor this Judgment, nor the fact of the Settlement, is an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by the Settling Defendants or of the truth of any of the claims or allegations alleged in the Actions.  This Judgment is not a finding of the validity or invalidity of any claims in the Actions or of any wrongdoing or lack thereof by any of the Parties.  The Settlement Agreement, and any and all negotiations, documents, and discussions associated with it, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by the Settling Defendants, or of the truth of any of the claims or allegations, or of any alleged defense, or of the absence of any wrongdoing or limitation of damage or injury, and evidence thereof shall not be discoverable or used directly or indirectly, in any way, by any person, in any other proceeding.

14.           Without affecting the finality of this Judgment in any way, this Court retains continuing jurisdiction:  (a) over the implementation, administration, and consummation of this Settlement; (b) over the State Action until the Judgment contemplated hereby has become Effective and each and every act agreed to be performed by the parties to the Settlement Agreement shall have been performed pursuant to the Settlement Agreement; (c) over all parties to the State Action and all parties to the Settlement Agreement for the purpose of taking such other actions as may be necessary to conclude and administer this

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Settlement and to implement and enforce the Settlement Agreement; and (d) over the non-settling Defendants and the Stage II Legal Claims.

15.           The Fee Application is granted and Lead Plaintiffs’ Counsel are hereby awarded the sum of $                    as and for their reasonable attorneys’ fees and expenses incurred in connection with the Actions.

16.           The Court finds that no just reason exists for delay in entering judgment in accordance with the Settlement Agreement.  Accordingly, the Clerk is hereby directed to enter this Judgment forthwith.

Dated:

J.S.C.

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EXHIBIT H

Proposed Conditional Order of Dismissal

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x

:
IN RE MONSTER WORLDWIDE, INC.	:	INDEX NO. 1:06-CV-04622 (NRB)
STOCK OPTION DERIVATIVE	:
LITIGATION	:
x

CONDITIONAL ORDER OF

VOLUNTARY DISMISSAL WITH PREJUDICE

The Federal Lead Plaintiffs and State Lead Plaintiffs (together the “Lead Plaintiffs”) seek entry of this Conditional Order of Voluntary Dismissal with Prejudice (the “Order”) voluntarily dismissing the Federal Lead Plaintiffs’ causes of action in the above-captioned action against the Settling Defendants (the “Action”) contingent upon the judgment approving the settlement in the parallel state derivative action, In re Monster Worldwide, Inc. Derivative Litigation, 06-108700, currently pending in the New York State Supreme Court, New York County (the “Judgment” in the “State Action”), becoming Final.  For the purposes of this Order, the Court adopts the meaning of the term “Final” as it has been defined in the Stipulation and Agreement of Settlement of Derivative Litigation, which has been appended to the Order as Exhibit 1 (“Settlement Agreement”).  Upon review and consideration of Lead Plaintiffs’ request, it is ORDERED AND ADJUDGED THAT:

1.             Lead Plaintiffs’ request is HEREBY GRANTED.

2.             The terms of the Settlement Agreement are preliminarily approved, subject to further consideration thereof at the Settlement Hearing by the State Court.

3.             The form and manner of the proposed notice to shareholders of Monster Worldwide, Inc. provided for in the Settlement Agreement in the State Action constitutes due and sufficient notice to all persons entitled to receive such notice for purposes of Rule 23.1 of the Federal Rules of Civil Procedure.

4.             A final hearing (the “Hearing”) shall be held before the State Court  for the following purposes:

(a)           to determine whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of Monster and its current stockholders and whether the Settlement should be finally approved;

(b)           to determine whether the Judgment as provided under the Settlement Agreement should be entered;

(c)           if the Settlement is approved, to consider the appropriate award to be made to Lead Plaintiffs’ Counsel for attorneys’ fees and expenses; and

(d)           to rule upon such other matters as the State Court may deem appropriate.

5.             Lead Plaintiffs’ Counsel shall notify this Court once the Judgment in the State Action has become Final and shall promptly submit an affidavit that the notice to shareholders has been given.

6.             This Action shall be stayed pending the notice called for in paragraph 5 above.  Lead Plaintiffs’ Counsel shall notify this Court of the status of the proceedings in the State Action concerning final approval of the Settlement Agreement on or about every 60 days, until the notice called for in paragraph 5 above is filed.

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7.             Upon receipt of the notification called for in paragraph 5 above by the Clerk of the Court:

(a)           This Action and all claims raised therein against Settling Defendants Brad Baker, Paul Camara, Thomas Collison, Peter Dolphin, George Eisele, Brian Farrey, John Gaulding, David Hosokawa, Michael Kaufman, Ronald Kramer, John McLaughlin, Andrew J. McKelvey, Robert O’Connell, Myron Olesnyckyj, Steve Pogorzelski, Chris Power, Michael Sileck, David Stein, John Swann, and Jeffrey Taylor shall automatically be adjudged dismissed with prejudice and on the merits.

(b)           Any current Monster stockholder shall be bound by the applicable determinations and orders of the State Court, and by the Judgment in the State Action, whether favorable or unfavorable to any of them.

(c)           Monster is realigned as plaintiff in this Action to allow the Monster SLC to prosecute the Stage II Legal Claims.

(d)           Any stay of this Action shall be lifted.

8.             Lead Plaintiffs’ Counsel may be awarded attorneys’ fees and expenses by the State Court.  No attorneys’ fees, expenses or other costs shall be awarded upon dismissal of this Action pursuant to this Order.

SO ORDERED:

Dated: , 2008
Naomi R. Buchwald
United States District Judge

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